UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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[   ]   Confidential, For use of the Commission only (as permitted by Rule 14a-6(e)(2))
[   ]   Definitive proxy statement
[   ]   Definitive additional materials
[   ]   Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

ORGENESIS INC.
(Name of Registrant as Specified in Its Charter)
 (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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ORGENESIS INC.
20271 Goldenrod Lane
Germantown, Maryland 20876

NOTICE OF THE 2018 ANNUAL MEETING OF STOCKHOLDERS to be held October 23, 2018

To the Stockholders of Orgenesis Inc.:

The 2018 annual meeting (the “Annual Meeting”) of stockholders of Orgenesis Inc. (the “Company”) will be held at the offices of Pearl Cohen Zedek Latzer Baratz, 1500 Broadway, New York, NY 10036, on October 23, 2018 at 10:00 a.m. local time. At the Annual Meeting, stockholders will act on the following matters:

i.	Election of five director nominees named in the Proxy Statement;

ii.

Approval of certain terms of the Stockholders’ Agreement entered into in connection with the Stock Purchase Agreement dated June 28, 2018, by and among the Company, Masthercell Global Inc. (“Masthercell Global”), and GPP-II Masthercell, LLC (“GPP-II”) and the potential exercise by GPP-II of its rights under the Stockholders’ Agreement, each as described in the Proxy Statement;

iii.

Approval of the potential future issuance of the Company’s common stock upon the exercise of an option by GPP_II to exchange preferred stock of Masthercell Global pursuant to the terms of the Stockholders’ Agreement without the need for any limitation or cap on issuances as required by and in accordance with Nasdaq Listing Rule 5635;

iv.

Ratification of the appointment of Kesselman & Kesselman C.P.A.s, a member firm of PricewaterhouseCoopers International Limited, as the Company’s independent registered public accounting firm for the fiscal year ending November 30, 2018; and

v.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The foregoing items of business are more fully described in the Proxy Statement that accompanies this Notice. The Board has fixed the close of business on August 24, 2018 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. Only stockholders of record at the close of business on the record date are entitled to notice of, and to vote at, the Annual Meeting. This Notice, the Proxy Statement and the form of proxy are first being mailed to stockholders on or about ♦♦, 2018.

Regardless of whether you plan to attend the Annual Meeting, please vote your shares as soon as possible so that your shares will be voted in accordance with your instructions. For specific voting instructions, please refer to the instructions on the proxy card that was mailed to you. If you attend the meeting, you will have the right to revoke the proxy and vote your shares in person.

We look forward to seeing you at the Annual Meeting.

/s/ Vered Caplan
Chairperson of the Board
August ♦♦, 2018

ORGENESIS INC.
20271 Goldenrod Lane
Germantown, Maryland 20876

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is being furnished in connection with the solicitation of proxies on behalf of the Board (the “Board”) of Orgenesis Inc., a Nevada corporation (the “Company”, “Orgenesis”, “we”, or “us”) for use at our 2018 annual meeting (the “Annual Meeting”) of stockholders to be held at the offices of Pearl Cohen Zedek Latzer Baratz, 1500 Broadway, New York, NY 10036, on October 23, 2018 at 10:00 a.m. local time, and any adjournment thereof. We will bear the cost of soliciting proxies.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why are you receiving these proxy materials?

Orgenesis has delivered printed versions of these materials to you by mail or made them available electronically in connection with the solicitation of proxies on behalf of its Board of Directors (the “Board”) for use at its Annual Meeting. This Proxy Statement describes the matters on which you, as a stockholder, are entitled to vote. It also gives you information on these matters so that you can make an informed decision.

When will the Proxy Statement and the form of proxy be first mailed to stockholders?

The Proxy Statement and the form of proxy are first being mailed to stockholders on or about ♦♦, 2018.

What items will be voted on at the Annual Meeting?

Stockholders will vote on the following proposals at the Annual Meeting, if each is properly presented at the meeting:

i.	Election of the five director nominees named in this Proxy Statement;

ii.

Approval of certain terms of the Stockholders’ Agreement (“Stockholders’ Agreement Terms”) entered into in connection with the Stock Purchase Agreement dated June 28, 2018 (“Stock Purchase Agreement”), by and among the Company, Masthercell Global Inc. (“Masthercell Global”), and GPP-II Masthercell, LLC (“GPP-II”) and the potential exercise by GPP-II of its rights under the Stockholders’ Agreement, each as described in the Proxy Statement;

iii.

Approval of the potential future issuance of the Company’s common stock upon the exercise of an option by GPP-II to exchange the preferred stock of Masthercell Global (the “Masthercell Global Preferred Stock”) pursuant to the terms of the Stockholders’ Agreement without the need for any limitation or cap on issuances as required by and in accordance with Nasdaq Listing Rule 5635;

iv.

Ratification of the appointment of Kesselman & Kesselman C.P.A.s, a member firm of PricewaterhouseCoopers International Limited (“Kesselman & Kesselman”), as the Company’s independent registered public accounting firm for the fiscal year ending November 30, 2018; and

v.	Consider and take action upon such other matters as may properly come before the meeting or any adjournment thereof.

What are the Board’s voting recommendations?

The Board’s recommendation is set forth together with the description of each proposal in this Proxy Statement. In summary, the Board recommends a vote FOR Proposal Nos. 1, 2, 3 and 4.

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on the record date, August 24, 2018, may vote at the Annual Meeting. There were ♦♦ shares of our common stock outstanding on ♦♦, 2018. During the ten days before the Annual Meeting, you may inspect a list of stockholders eligible to vote at our corporate headquarters located at 20271 Goldenrod Lane, Germantown, Maryland 20876. If you would like to inspect the list, please call Neil Reithinger, the Company’s Secretary, at (480) 659-6404 to arrange a visit to our offices for the inspection. All stockholders are cordially invited to attend the Annual Meeting.

What are the voting rights of the holders of our common stock?

Each outstanding share of our common stock will be entitled to one vote on each matter considered at the Annual Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Record Owners

If your shares are registered directly in your name with our transfer agent, Securities Transfer Corporation, you are the stockholder of record with respect to those shares, and the Proxy Statement and the form of proxy have been sent directly to you.

Beneficial Owners

Many stockholders hold their shares through a broker, trustee or other nominee, rather than directly in their own name. If your shares are held in a brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in “street name.” The Proxy Statement and the form of voting instruction card has been forwarded to you by your broker, trustee or other nominee who is considered, with respect to those shares, the stockholder of record.

As the beneficial owner, you have the right to direct your broker, trustee or other nominee on how to vote your shares. For directions on how to vote shares beneficially held in street name, please refer to the voting instruction card provided by your broker, trustee or other nominee. Because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a legal proxy issued in your name from the broker, trustee or other nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting.

Beneficial Owners and Broker Non-Votes

Brokers, trustees, or other nominees who hold shares in street name for customers have the discretion to vote those shares with respect to certain matters if they have not received instructions from the beneficial owners. Brokers, trustees, or other nominees will have this discretionary authority with respect to “routine” matters such as the ratification of the appointment of our independent registered public accounting firm, Kesselman & Kesselman, which is the only matter scheduled for this Annual Meeting for which such nominees have voting authority. However, brokers, trustees, or other nominees will not have this discretionary authority with respect to non-routine matters. The election of a director (Proposal No. 1), the approval of the Stockholders’ Agreement Terms and the potential exercise by GPP-II of its rights under the Stockholders’ Agreement (as described in this Proxy Statement) (Proposal No. 2), the approval of the potential future issuance of the Company’s common stock upon the exercise of an option by GPP-II to exchange Masthercell Global Preferred Stock pursuant to the terms of the Stockholders’ Agreement without the need for any limitation or cap on issuances as required by and in accordance with Nasdaq Listing Rule 5635 (Proposal No. 3) are each a “non-routine” matter for which discretionary voting power does not exist under applicable rules. A broker, trustee or other nominee cannot vote without instructions on non-routine matters, and therefore, broker non-votes may exist in connection with Proposal No. 1, Proposal No. 2 and Proposal No. 3. Thus, if you hold your shares beneficially in street name and you do not instruct your broker, trustee or other nominee how to vote with respect to Proposal No. 1, Proposal No. 2 and/or Proposal No. 3, no votes will be cast on your behalf. We encourage you to provide instructions to your bank, brokerage firm, or other nominee by voting your proxy. This action ensures that your shares will be voted in accordance with your wishes at the Annual Meeting.

How Can I Vote?

If you are a record holder, meaning your shares are registered in your name and not in the name of a broker, trustee or other nominee, you may vote or submit a proxy:

•

Vote by Internet. If you have Internet access, you may access iproxydirect.com/ORGS and follow the instructions set forth on the proxy card. You must have your proxy card available when you vote by internet and use the Control ID and Request ID that are shown on your proxy card. You can use the Internet to transmit your voting instructions up until 11:59 P.M. Eastern Time on October 22, 2018. Internet voting is available 24 hours a day. Your shares will be voted according to your instructions.

•

Vote by Telephone. You may call toll-free 1-866-752-8683 in the United States, or (919) 648- 1773 from foreign countries from any touch-tone telephone and follow the instructions. You must have your proxy card available when you call and use the Control ID and Request ID that are shown on your proxy card. You may transmit your voting instructions from any touch-tone telephone up until 11:59 P.M. Eastern Time on October 22, 2018. Telephone voting is available 24 hours a day. Your shares will be voted according to your instructions.

•

Vote by Fax. You can also vote by fax by faxing to the fax number provided on the Internet link on your proxy card and following the instructions set forth on the proxy card. You must have your proxy card available when you fax and use the Control ID and Request ID that are shown on your proxy card. You may transmit your voting instructions from by fax up until 11:59 P.M. Eastern Time on October 22, 2018. Fax voting is available 24 hours a day. Your shares will be voted according to your instructions.

•

Vote by Mail. If you received a printed copy of your proxy card, you can vote by marking, dating and returning it in the postage-paid envelope provided. Please promptly mail your proxy card to ensure that it is received prior to the closing of the polls at the Annual Meeting. Unsigned proxy cards will not be voted. Your shares will be voted according to your instructions.

•

In Person at the Meeting. If you attend the Annual Meeting, you may deliver a completed and signed proxy card in person or you may vote by completing a ballot, which we will provide to you at the Annual Meeting.

How can you attend the Annual Meeting?

The Annual Meeting will be held on October 23, 2018, beginning at 10:00 a.m. Eastern Time, at the offices of Pearl Cohen Zedek Latzer Baratz, 1500 Broadway, New York, NY 10036. Information on how to vote in person at the Annual Meeting is discussed above under the caption “How can you vote?” Each stockholder who wishes to attend the Annual Meeting will be required to present valid government-issued photo identification to be admitted to the Annual Meeting.

Can you change your vote or revoke your proxy?

If you have signed and returned the enclosed proxy card, you may revoke it at any time before it is voted by: (i) submitting to us a properly executed proxy bearing a later date; (ii) submitting to us a written revocation of the proxy; or (iii) voting in person at the Annual Meeting.

If you are the beneficial owner of shares held in street name, you must submit new voting instructions to your broker, trustee, or other nominee in accordance with the instructions you have received from them.

The last proxy or vote that we receive from you will be the vote that is counted.

What is a proxy?

A proxy is a person you appoint to vote on your behalf. By using any of the methods discussed above, you will be appointing as your proxies Vered Caplan and Neil Reithinger. They may act together or individually on your behalf, and will have the authority to appoint a substitute to act as proxy. If you are unable to attend the Annual Meeting, please use the means available to you to vote by proxy so that your shares of common stock may be voted.

How will your proxy vote your shares?

The persons acting as proxies pursuant to the proxy card will vote the shares represented as directed in the signed proxy card. Unless otherwise directed in the proxy card, the proxy holders will vote the shares represented by the proxy card: (i) FOR the election of the five director nominees named in this Proxy Statement (Proposal No. 1); (ii) FOR approval of the Stockholders’ Agreement Terms and the potential exercise by GPP-II of its rights under the Stockholders’ Agreement, each as described in the Proxy Statement (Proposal No. 2); (iii) FOR approval of the potential future issuance of the Company’s common stock upon the exercise of an option by GPP-II to exchange Masthercell Global Preferred Stock pursuant to the terms of the Stockholders’ Agreement without the need for any limitation or cap on issuances as required by and in accordance with Nasdaq Listing Rule 5635 (Proposal No. 3); (iv) FOR ratification of the appointment of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, as the independent registered public accounting firm to audit our financial statements for the fiscal year ending November 30, 2018 (Proposal No. 4); and (v) FOR in the proxy holders’ discretion, on any other business that may come properly before the Annual Meeting and any adjournment or postponement thereof.

What constitutes a quorum?

A quorum will be present at the Annual Meeting if holders of one-third of the shares of common stock outstanding on the record date are represented at the Annual Meeting in person or by proxy. A quorum is necessary in order to conduct the Annual Meeting. If you choose to have your shares represented by proxy at the Annual Meeting, you will be considered part of the quorum. Broker non-votes and abstentions will be counted as present for the purpose of establishing a quorum. If a quorum is not present at the Annual Meeting, the stockholders present in person or by proxy may adjourn the meeting to a date when a quorum is present. If an adjournment is for more than thirty days or a new record date is fixed for the adjourned meeting, we will provide notice of the adjourned meeting to each stockholder of record entitled to vote at the Annual Meeting.

What vote is required to approve each matter and how are votes counted?

Assuming the presence of a quorum at the Annual Meeting:

•

The election of a director requires a plurality of the votes of the shares cast in person or represented by proxy at the Annual Meeting (Proposal No. 1). Accordingly, the directorships to be filled at the Annual Meeting will be filled by the five nominees receiving the highest number of votes cast “FOR” such nominee. In the election of a director, votes may be cast in favor of or withheld with respect to the nominee; votes that are withheld and broker non-votes will be excluded entirely from the vote and will therefore have no effect on the outcome of the vote.

•

The approval of the Stockholders’ Agreement Terms, and the potential exercise by GPP-II of its rights under the Stockholders’ Agreement requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting (Proposal No. 2). Abstentions and broker non-votes will have no effect on determining whether the affirmative vote constitutes a majority of the votes of the shares present in person or represented by proxy at the Annual Meeting.

•

The approval of the potential future issuance of the Company’s common stock upon the exercise of an option by GPP-II to exchange Masthercell Global Preferred Stock pursuant to the terms of the Stockholders’ Agreement without the need for any limitation or cap on issuances as required by and in accordance with Nasdaq Listing Rule 5635 requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting (Proposal No. 3). Abstentions and broker non-votes will have no effect on determining whether the affirmative vote constitutes a majority of the votes of the shares present in person or represented by proxy at the Annual Meeting.

•

The ratification of the appointment of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, as the Company’s independent registered public accounting firm for the fiscal year ending November 30, 2018 requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting (Proposal No. 4). Abstentions and broker non-votes will have no effect on determining whether the affirmative vote constitutes a majority of the votes of the shares present in person or represented by proxy at the Annual Meeting.

Who counts the votes?

We have engaged Issuer Direct Corporation (“ISD”) as our independent agent to tabulate stockholder votes. If you are a stockholder of record, and you choose to vote over the Internet, by telephone or fax, ISD will access and tabulate your vote electronically, and if you choose to sign and mail your proxy card, your executed proxy card is returned directly to ISD for tabulation. As noted above, if you hold your shares through a broker, your broker (or its agent for tabulating votes of shares held in street name, as applicable) returns one proxy card to ISD on behalf of all its clients.

Why are you being asked to ratify the appointment of Kesselman & Kesselman as our independent registered public accounting firm?

Although stockholder approval of the Audit Committee’s selection of Kesselman & Kesselman as our independent registered public accounting firm is not required, we believe that it is advisable to give stockholders an opportunity to ratify this selection. If this Proposal No. 4 is not approved at the Annual Meeting, the Audit Committee has agreed to reconsider its selection of Kesselman & Kesselman, but will not be required to take any action.

Are there other matters to be voted on at the Annual Meeting?

We do not know of any other matters that may come before the Annual Meeting other than the aforementioned matters. If any other matters are properly presented to the Annual Meeting, the persons named as proxies in the proxy card intend to vote or otherwise act in accordance with their judgment on the matter.

Where can you find the voting results?

Voting results will be reported in a current report on Form 8-K, which we will file with the SEC within four business days following the Annual Meeting.

Who is soliciting proxies, how are they being solicited, and who pays the cost?

The solicitation of proxies is being made on behalf of our Board and we will pay the expenses of the preparation of proxy materials and the solicitation of proxies for the Annual Meeting. In addition to the solicitation of proxies by mail, solicitation may be made by certain of our directors, officers or employees who will not receive additional compensation for those services, telephonically, electronically or by other means of communication. We will reimburse brokers and other nominees for costs incurred by them in mailing proxy materials to beneficial owners in accordance with applicable rules.

Who is our independent registered public accounting firm, and will they be represented at the Annual Meeting?

Kesselman & Kesselman served as our independent registered public accounting firm for the fiscal year ended November 30, 2017 and audited our financial statements for such year. We do not expect that any representatives of Kesselman & Kesselman will be available at the Annual Meeting. They will have an opportunity to make a statement, if they desire, and will be available to answer appropriate questions after the Annual Meeting.

What is “householding” and where can you obtain additional copies of the proxy materials?

For information about householding and how to request additional copies of proxy materials, please see the section captioned ‘“HOUSEHOLDING” OF PROXY MATERIALS’.

Who can you contact if you have other questions about the Annual Meeting or voting?

You may contact the Company by writing to Orgenesis Inc., 20271 Goldenrod Lane, Germantown, MD 20876, Attn: Secretary, or by calling the Secretary of the Company at (480) 659-6407.

What should I do if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares are likely registered in more than one name or brokerage account. Please follow the voting instructions on each proxy or voting instruction card that you receive to ensure that all of your shares are voted.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The persons named below have been nominated for election as directors by the Board. If elected, each nominee will hold office until the 2019 Annual Meeting of the stockholders or until his or her successor is duly elected and qualified.

The election of a director requires a plurality of the votes of the shares cast in person or represented by proxy at the Annual Meeting. Accordingly, the directorships to be filled at the Annual Meeting will be filled by the five nominees receiving the highest number of votes cast “FOR” such nominee. In the election of a director, votes may be cast in favor of or withheld with respect to the nominee; votes that are withheld and broker non-votes will be excluded entirely from the vote and will therefore have no effect on the outcome of the vote.

It is the intention of the persons named in the proxy to vote FOR the election of the five persons named in the table below as directors of the Company, unless authority to do so is withheld. Each of the nominees has agreed to be named and to serve, and we expect each nominee to be able to serve if elected. If events not now known or anticipated make any of the nominees unwilling or unable to serve, the proxy will be voted (in the discretion of the persons named therein) for other nominees not named herein in lieu of those unwilling or unable to serve. The Board is not aware of any circumstances likely to cause any nominee to become unavailable for election.

The following table sets forth the name, age, the position they hold, and the year in which they began serving as a Director of the Company for each director nominee:

Name	Age	Position	Year Became a Director
Vered Caplan	50	Chief Executive Officer, Chairperson of the Board and Director	2012
Guy Yachin	50	Director	2012
David Sidransky	56	Director	2013
Yaron Adler	46	Director	2012
Ashish Nanda	51	Director	2017

BOARD RECOMMENDATION

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION AS DIRECTORS OF
ALL OF THE ABOVE NOMINEES FOR THE DIRECTORS AND PROXIES THAT ARE RETURNED
WILL BE SO VOTED UNLESS OTHERWISE INSTRUCTED.

The business experience, principal occupations and employment, as well as the periods of service, of each of the Company’s directors during at least the last five years are set forth below.

Vered Caplan has served as the Chairperson of the Board and our Chief Executive Officer since August 14, 2014, prior to which she was Interim President and Chief Executive Officer since December 23, 2013. From 2008 to 2014, Ms. Caplan was Chief Executive Officer of Kamedis Ltd., a company focused on utilizing plant extracts for dermatology purposes. From 2004 to 2007, Ms. Caplan was Chief Executive Officer of GammaCan International Inc., a company focused on the use of immunoglobulins for treatment of cancer. During the previous five years, Ms. Caplan was a director of the following companies: from March 2014 to April 2016, Peak Pharmaceuticals, Inc., a company involved with hemp-based medicinal therapies and supplements, Opticul Ltd., a company involved with optic based bacteria classification; Inmotion Ltd., a company involved with self-propelled disposable colonoscopies; Nehora Photonics Ltd., a company involved with noninvasive blood monitoring; Ocure Ltd., a company involved with wound management; Eve Medical Ltd., a company involved with hormone therapy for Menopause and PMS; and Biotech Investment Corp., a company involved with prostate cancer diagnostics. Ms. Caplan has a M.Sc. in biomedical engineering from Tel Aviv University specializing in signal processing; management for engineers from Tel Aviv University specializing in business development; and a B.Sc. in mechanical engineering from the Technion – Israel Institute of Technology (“Technion”) specialized in software and cad systems. We believe that Ms. Caplan’s significant experience relating to our industry and a deep knowledge of our business, based on her many years of involvement with the Company, makes her desirable to serve as a director of the Company.

Guy Yachin has served as a director since April 2, 2012. Mr. Yachin has served as the President and Chief Executive Officer of Serpin Pharma, a clinical stage Virginia-based company focused on the development of anti-inflammatory drugs, since April 2013. He served as the Chief Executive Officer of NasVax Ltd., a company focused on the development of improved immunotherapeutics and vaccines, from October 2011 to March 2013. Prior to joining NasVax, Mr. Yachin served from January 2008 to September 2011 as Chief Executive Officer of MultiGene Vascular Systems Ltd., a cell therapy company focused on blood vessels disorders, leading the company through clinical studies in the U.S. and Israel, financial rounds, and a keystone strategic agreement with Teva Pharmaceuticals Industries Ltd. He was a founder and served as Chief Executive Officer from April 2001 to July 2007 of Chiasma Inc., a biotechnology company focused on the oral delivery of macromolecule drugs, where he built the company’s presence in Israel and the U.S., concluded numerous financial rounds, and guided the company’s strategy and operation for over six years. From 1997 to March 2001 he served as Chief Executive Officer of Naiot Technological Center Ltd., and provided seed funding and guidance to more than a dozen biomedical startups such as Remon Medical Technologies Ltd., Enzymotec Ltd. and NanoPass Technologies Ltd. He holds a BSc. in Industrial Engineering and Management and an MBA from the Technion – Israel Institute of Technology. From March 2014 to April 2016, Mr. Yachin served on the board of Peak Pharmaceuticals, Inc. We believe Mr. Yachin is qualified to serve on our Board of Directors because of his education, experience within the life science industry and his business acumen in the public markets.

Dr. David Sidransky has served as a director since July 18, 2013. Dr. Sidransky is a renowned oncologist and research scientist named and profiled by TIME magazine in 2001 as one of the top physicians and scientists in America, recognized for his work with early detection of cancer. Since 1994, Dr. Sidransky has been the Director of the Head and Neck Cancer Research Division at Johns Hopkins University School of Medicine’s Department of Otolaryngology and Professor of Oncology, Cellular & Molecular Medicine, Urology, Genetics, and Pathology at the John Hopkins University School of Medicine. Dr. Sidransky is a founder of a number of biotechnology companies and holds numerous biotechnology patents. From January 2014 to October 2008, Dr. Sidransky served as a director of ImClone Systems, Inc., a global biopharmaceutical company committed to advancing oncology care, until the merger with Eli Lilly in October 2008. He is serving, or has served on, the scientific advisory boards of MedImmune, LLC, F. Hoffmann-La Roche AG (Roche), Amgen Inc. and Veridex, LLC (a Johnson & Johnson diagnostic company), among others and has served on the board of Galmed Pharmaceuticals Ltd. since July 2014 and Rosetta Genomics Ltd. from December 2009 to November 2017 and has chaired the boards of Advaxis, Inc. since July 2013 and Champions Oncology, Inc. from October 2007 to November 2016 and has served as Lead Director of Champions Oncology, Inc. since November 2016. Dr. Sidransky served as Director from 2005 until 2008 of the American Association for Cancer Research (AACR). He was the chairperson of AACR International Conferences during the years 2006 and 2007 on Molecular Diagnostics in Cancer Therapeutic Development: Maximizing Opportunities for Personalized Treatment. Dr. Sidransky is the recipient of a number of awards and honors, including the 1997 Sarstedt International Prize from the German Society of Clinical Chemistry, the 1998 Alton Ochsner Award Relating Smoking and Health by the American College of Chest Physicians, and the 2004 Richard and Hinda Rosenthal Award from the American Association of Cancer Research. We believe Mr. Sidransky is qualified to serve on our Board of Directors because of his education, medical background, experience within the life science industry and his business acumen in the public markets.

Yaron Adler has served as a director since April 17, 2012. In 1999, Mr. Adler co-founded IncrediMail Ltd. and served as its Chief Executive Officer until 2008 and President until 2009. In 1999, prior to founding IncrediMail, Mr. Adler consulted Israeli startup companies regarding Internet products, services and technologies. Mr. Adler served as a Product Manager from 1997 to 1999, and as a software engineer from 1994 to 1997, at Tecnomatix Technologies Ltd., a software company that develops and markets production engineering solutions to complex automated manufacturing lines that fill the gap between product design and production, and which was acquired by UGS Corp. in April 2005. In 1993, Mr. Adler held a software engineer position at Intel Israel Ltd. He has a B.A. in computer sciences and economics from Tel Aviv University. We believe Mr. Adler is qualified to serve on our Board of Directors because of his education, success with early-stage enterprises and his business acumen in the public markets.

Ashish Nanda has served as a director since February 22, 2017. Since 1990, Mr. Nanda has been the Managing Director of Innovations Group, one of the largest outsourcing companies in the financial sector that employs close to 14,000 people working across various financial sectors. Prior to that, from 1991 to 1994, Mr. Nanda held the position of Asst. Manager Corporate Banking at Emirates Banking Group where he was involved in establishing relationship with business houses owned by UAE nationals and expatriates in order to set up banking limits and also where he managed portfolios of USD $26 billion. Mr. Nanda holds a Chartered Accountancy from the Institute of Chartered Accountants from India. We believe that Mr. Nanda is qualified to serve on our Board because of his business experience and strategic understanding of advancing the valuation of companies in emerging industries.

Pursuant to an agreement entered into between the Company and Image Securities FZC (“Image”), Image was granted the right to nominate a director to the Company’s Board of Directors. See the Private Placement Subscription Agreement dated January 26, 2017 between Orgenesis Inc. and Image Securities FZC, included as an exhibit on our Quarterly Report for the period ended February 28, 2017, filed on April 19, 2017. Mr. Nanda is being nominated for a directorship at the Annual Meeting in compliance with our contractual undertakings.

EXECUTIVE OFFICERS

The executive officers of the Company are responsible for the day-to-day management of the Company. The following table lists the names and positions of our executive officers.

Name	Age	Position
Vered Caplan	50	Chief Executive Officer, President and Director
Neil Reithinger	48	Chief Financial Officer, Secretary and Treasurer
Sarah Ferber	63	Chief Scientific Officer
Denis Bedoret	37	General Manager of MaSTherCell, S.A.

The biographical information for Ms. Caplan is included above.

The biographical information for each of Dr. Bedoret, Ms. Ferber and Mr. Reithinger is set forth below.

Dr. Denis Bedoret has served as General Manager of Masthercell Global Inc., our subsidiary, since July 2017. Mr. Bedoret was appointed General Manager of MaSTherCell, S.A. (“Masthercell Belgium”), our subsidiary, on July 6, 2017. Dr. Bedoret joined Masthercell Belgium in October 2016 as Chief Business and Administration Officer. Prior to joining Masthercell Belgium, from January 2014 to September 2016, he held the position of Chief Operations Officer at Quality Assistance, a leading European analytical contract research organization where he was also member of the board of directors. Between September 2011 and January 2014, Dr. Bedoret served as an Engagement Manager at McKinsey & Company, focusing on bio-pharmaceutical projects. Through those experiences, he gained a strong expertise in biologicals, FDA and EMA regulations, as well as team management. He holds a degree in Veterinary Medicine, a Ph.D. in Life Sciences from ULg and a post-doctorate degree in Immunology from Harvard Medical School.

Prof. Sarah Ferber has served as our Chief Scientific Officer since February 2, 2012. Prof. Ferber studied biochemistry at the Technion under the supervision of Professor Avram Hershko and Professor Aharon Ciechanover, winners of the Nobel Prize in Chemistry in 2004. Prof. Sarah Ferber received TEVA, LINDNER, RUBIN and WOLFSON awards for this research. Prof. Ferber’s research work has been funded over the past 15 years by the JDRF, the Israel Academy of Science Foundation (ISF), BIODISC and DCure.

Neil Reithinger was served as our Chief Financial Officer, Secretary and Treasurer since August 1, 2014. Mr. Reithinger is the Founder and has served as President of Eventus Advisory Group, LLC, a private, Chief Financial Officer-services firm incorporated in Arizona, which specializes in capital advisory and SEC compliance for publicly-traded and emerging growth companies, since December 2009. He has also served as the President of Eventus Consulting, P.C., a registered CPA firm in Arizona, since January 2012. Prior to forming Eventus, Mr. Reithinger served as Chief Operating Officer & Chief Financial Officer from March 2009 to December 2009 of New Leaf Brands, Inc., a branded beverage company, Chief Executive Officer of Nutritional Specialties, Inc. from April 2007 to October 2009, a nationally distributed nutritional supplement company that was acquired by Nutraceutical International, Inc., Chairman, Chief Executive Officer, President and director of Baywood International, Inc. from January 1998 to March 2009, a publicly-traded nutraceutical company and Controller of Baywood International, Inc. from December 1994 to January 1998. Mr. Reithinger earned a B.S. in Accounting from the University of Arizona and is a Certified Public Accountant. He is a Member of the American Institute of Certified Public Accountants and the Arizona Society of Certified Public Accountants.

There are no family relationships between the executive officers and directors of the Company.

INFORMATION ABOUT THE COMPENSATION OF OUR DIRECTORS

Director Compensation

The following table sets forth for each director certain information concerning his or her compensation for the fiscal year ended November 30, 2017:

	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)	Option Awards ($) (2)	Non-equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All other Compensation ($)	Total ($)
Vered Caplan	38,130	-	-	-	-	-	38,130
Guy Yachin	31,130	-	139,590	-	-	-	170,720
Yaron Adler	905	-	139,590	-	-	-	140,495
Dr. David Sidransky	1,055	-	139,590	-	-	-	140,645
Hugues Bultot(3)	680	-	139,590	-	-	-	140,270
Ashish Nanda	-	-	-	-	-	-	-
Etti Hanochi(4)	-	-	-	-	-	-	-

(1)	None of these amounts were paid to the directors.

(2)

In accordance with SEC rules, the amounts in this column reflect the fair value on the grant date of the option awards granted to the named executive, calculated in accordance with ASC Topic 718. Stock options were valued using the Black-Scholes model. The grant-date fair value does not necessarily reflect the value of shares which may be received in the future with respect to these awards. The grant-date fair value of the stock options in this column is a non-cash expense for the Company that reflects the fair value of the stock options on the grant date and therefore does not affect our cash balance. The fair value of the stock options will likely vary from the actual value the holder receives because the actual value depends on the number of options exercised and the market price of our common stock on the date of exercise. For a discussion of the assumptions made in the valuation of the stock options, see Note 13 (Stock Based Compensation) to our financial statements, which are included in the Annual Report on Form 10-K.

(3)	Mr. Bultot resigned from the Board effective April 25, 2018.

(4)	Ms. Hanochi resigned from the Board effective March 23, 2017.

All directors receive reimbursement for reasonable out of pocket expenses in attending Board meetings and for participating in our business.

On February 2, 2012, we entered into a compensation agreement with Ms. Caplan (the “Caplan Compensation Agreement”). Pursuant to the Caplan Compensation Agreement, Ms. Caplan serves as a member of the Board for a gross salary of NIS (Israeli Shekel) 10,000 per month, which is approximately $2,739.

On April 2, 2012, we entered into an agreement with Mr. Yachin to serve as a member of the Board for consideration of $2,500 per month and an additional payment for every Board meeting at the rate of $300 for the first hour of attendance and $200 for each additional hour or portion of an hour.

On April 17, 2012, we entered into an agreement with Mr. Adler to serve as a member of our Board. In consideration for Mr. Adler’s services, we pay for his attendance at Board meetings at the rate of $300 for the first hour of attendance and $200 for each additional hour or portion of an hour.

On July 17, 2013 we entered into an agreement with Dr. Sidransky to serve as a member of our Board. In consideration for Dr. Sidransky’s services, we pay for his attendance at Board meetings at the rate of $300 for the first hour of attendance and $200 for each additional hour or portion of an hour.

On June 18, 2015, we entered into an agreement with Mr. Bultot to serve as a member of our Board. In consideration for Mr. Bultot’s services, we agreed to pay for his attendance at Board meetings at the rate of $300 for the first hour of attendance and $200 for each additional hour or portion of an hour. Mr. Bultot resigned as a director effective April 25, 2018.

Compensation Policy for Non-Employee Directors.

Under the compensation policy for non-employee directors adopted by the Board on March 5, 2017, effective as of March 13, 2018, and intended to replace the non-employee director compensation terms discussed above, each director will receive annual cash compensation of $30,000 and the Chairperson and Vice Chairperson will be paid an additional $15,000 per annum. Each committee member will be paid an additional $7,500 per annum and each committee chairman is to receive $15,000 per annum. Cash compensation will be made on a quarterly basis.

All newly appointed directors also receive options to purchase up to 6,250 shares of the Company’s common stock. All directors are entitled on an annual grant of options to purchase up to 12,500 shares of the Company’s common stock, each committee member is entitled to an additional annual option to purchase up to 1,250 shares of the Company’s common stock and each committee chairperson is entitled to an additional annual option to purchase up to 2,083 shares of the Company’s common stock. In all cases, the options are granted at a per share exercise price equal to the closing price of the Company’s publicly traded stock on the date of grant and the vesting schedule is determined by the Compensation Committee at the time of grant. All of the foregoing share amounts have been adjusted to post-split amounts. Once the new policy became effective, such policy replaced the compensation then paid to the directors.

CORPORATE GOVERNANCE

Director Independence

Our Board is comprised of a majority of independent directors. In determining director independence, the Company uses the definition of independence in Rule 5605(a)(2) of the listing standards of The Nasdaq Stock Market.

The Board has concluded that each of Dr. Sidransky, and Messrs. Yachin, Adler, Nanda and Blum is “independent” based on the listing standards of the Nasdaq Stock Market, having concluded that any relationship between such director and the Company, in its opinion, does not interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

The Board has also concluded that the directors serving on the Audit Committee, namely Dr. Sidransky, and Messrs. Yachin and Adler are “independent” based on the independence standard of the Nasdaq Stock Market applicable to directors serving on audit committees.

Code of Business Conduct and Ethics

The Board has adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Copies of our code of business conduct and ethics are available, without charge, upon request in writing to Orgenesis Inc., 20271 Goldenrod Lane, Germantown, MD, 20876, Attn: Secretary and are posted on the investor relations section of our website, which is located at www.orgenesis.com. The inclusion of our website address in this prospectus does not include or incorporate by reference the information on our website into this prospectus. We also intend to disclose any amendments to the Code of Business Conduct and Ethics, or any waivers of its requirements, on our website.

BOARD OF DIRECTORS AND COMMITTEES

The Board met formally four times during the fiscal year ended November 30, 2017. No directors who served during 2017 attended fewer than 75% of the meetings of the Board or of the committees of the Board of which such director was a member.

The Board does not have a formal policy with respect to Board members attendance at annual stockholder meetings, although it encourages directors to attend such meetings. One Board member was in attendance at the 2017 Annual Meeting.

Board Leadership Structure

Ms. Caplan has served as President, Chief Executive Officer and Chairperson since August 2014. Prior to that time and since December 2013, she was Interim President and Interim Chief Executive Officer. The Board believes that its current leadership structure, in which the positions of Chairperson and Chief Executive Officer are held by Ms. Caplan, is appropriate at this time and provides the most effective leadership for the Company in a highly competitive and rapidly changing technology industry. Our Board believes that combining the positions of Chairperson and Chief Executive Officer under Ms. Caplan allows for focused leadership of our organization which benefits us in our relationships with investors, customers, suppliers, employees and other constituencies. We believe that any risks inherent in that structure are balanced by the oversight of our independent Board members. Given Ms. Caplan’s past performance in the roles of Chairperson of the Board and Chief Executive Officer, at this time the Board believes that combining the positions continues to be the appropriate leadership structure for our Company and does not impair our ability to continue to practice good corporate governance.

Board’s Role in Risk Oversight

Management is responsible for the day-to-day management of risks the Company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of material risk management. In its risk oversight role, the Board reviews significant individual matters as well as risk management processes designed and implemented by management with respect to risk generally. The Board has designated the Audit Committee as the Board committee with general risk oversight responsibility. The Audit Committee periodically discusses with management the Company’s major risk exposures and the processes management has implemented to monitor and control those exposures and broader risk categories, including risk assessment and risk management policies.

Additionally, members of our senior corporate management and senior executives regularly attend Board meetings and are available to address Board inquiries on risk oversight matters. Separate and apart from the periodic risk reviews and other communications between senior executives and the Board, many actions that potentially present a higher risk profile, such as acquisitions, material changes to our capital structure, or significant investments, require review or approval of our Board or its committees as a matter of oversight and corporate governance.

BOARD COMMITTEES

Our Board has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, with each comprised of independent directors. Each committee operates under a charter that has been approved by our Board. Copies of our committee charters are available, without charge, upon request in writing to Orgenesis Inc., 20271 Goldenrod Lane, Germantown MD, 20876, Attn: Chief Financial Officer and are posted on the investor relations section of our website, which is located at www.orgenesis.com.

Audit Committee

The Audit Committee is currently comprised of Dr. Sidransky, and Messrs. Adler and Yachin. Mr. Yachin is also an “Audit Committee financial expert,” as defined in applicable SEC rules. The Audit Committee met four times during the fiscal year ended November 30, 2017.

The Audit Committee’s responsibilities include the following:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;
•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;
•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;
•	resolve any disagreements between management and the auditor regarding financial reporting;
•	pre-approving all auditing and non-audit services; and
•	overseeing that management has established and maintained processes to assure compliance by the Company with all applicable laws, regulations and corporate policy.

Compensation Committee

The Compensation Committee is currently comprised of Dr. Sidransky, and Messrs. Adler and Yachin. The Compensation Committee did not meet during the fiscal year ended November 30, 2017.

The Compensation Committee’s responsibilities include the following:

•	reviewing and approving, or making recommendations to the Board with respect to, the compensation of our executive officers;
•	overseeing the evaluation of our senior executives;
•	reviewing and making recommendations to the Board with respect to cash and equity incentive plans;
•	administering our equity incentive plans;
•	reviewing and making recommendations to the Board with respect to director compensation;
•	reviewing and discussing annually with management our “Compensation Discussion and Analysis” disclosure as and when required by SEC rules; and
•	preparing the annual compensation committee report required by SEC rules.

Our executive officers receive a compensation package consisting of base salary, cash bonuses, long-term equity awards, and participation in benefit plans generally available to all of our employees. We have chosen these elements of compensation to create a flexible package that reflects the long-term nature of our business and can reward both short and long-term performance of the business and of each executive officer.

In setting executive officer compensation levels, the Compensation Committee, which is comprised entirely of independent directors, is guided by the following considerations:

•	recommendations from the Chief Executive Officer based on individual executive performance and appropriate benchmark data;
•	ensuring compensation levels reflect the Company’s past performance and expectations of future performance;

•

ensuring compensation levels are competitive with compensation generally being paid to executives we seek to recruit to ensure our ability to attract and retain experienced and well- qualified executives; and

•	ensuring a portion of executive officer compensation is paid in the form of equity-based incentives to closely link stockholder and executive interests.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is currently comprised of Dr. Sidransky, and Messrs. Adler and Yachin, and comprised entirely of independent directors. The Nominating and Corporate Governance Committee did not meet during the fiscal year ended November 30, 2017.

The Nominating and Corporate Governance Committee’s responsibilities include the following:

•	identifying individuals qualified to become members of our board;
•	recommending to our board the persons to be nominated for election as directors and to each of our board’s committees;
•	developing and recommending to our board corporate governance principles; and
•	overseeing an annual evaluation of our board.

While the Nominating and Corporate Governance Committee has not yet established a formal policy with respect to diversity, the Board believes that it is essential that Board members represent diverse business backgrounds and experience and include individuals with a background in related fields and industries. In considering candidates, the Board considers the entirety of each candidate’s credentials in the context of these standards. We believe that the backgrounds and qualifications of our directors, considered as a group, should and do provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

The Company will consider candidates that are nominated by its stockholders. The name, business experience and other relevant background information of a candidate should be sent to the Chief Executive Officer who will then forward such information to the Nominating and Corporate Governance Committee for their review and consideration. The process for determining whether to nominate a director candidate put forth by a stockholder is the same as that used for reviewing candidates submitted by directors. Other than candidates submitted by its directors and executive officers, the Company has never received a proposed candidate for nomination from any security holder that beneficially owned more than 5% of our common stock.

The Company has not, to date, implemented a policy or procedure by which its stockholders can communicate directly with its directors. Due to the small size of the Company and its resources, the Company believes that this is appropriate.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act, as amended, requires our executive officers and directors, and persons who own more than 10% of our common stock, to file reports regarding ownership of, and transactions in, our securities with the Securities and Exchange Commission and to provide us with copies of those filings.

Based solely on review of the copies of such forms received by the Company with respect to 2017, or written representations from certain reporting persons, each of Mr. Nanda and Dr. Bedoret did not timely file a Form 3.

INFORMATION ABOUT OUR EXECUTIVE COMPENSATION

The following table sets forth the total compensation paid or accrued during the last two fiscal years ended November 30, 2017 and 2016 to (1) our Chief Executive Officer and (2) our other two most highly compensated executive officers who served in this capacity as of November 30, 2017.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($) (1)	Non-equity Incentive Plan Compensa- tion ($)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)	All Other Compensa- Tion ($) (2)	Total ($)
Vered Caplan Chief Executive Officer & President	2017 2016	156,232(3) 150,077 (3)	150,000 -	- -	685,318 500,649	- -	- -	63,262 50,304	1,054,842 701,030
Neil Reithinger Chief Financial Officer, Treasurer & Secretary	2017 2016	112,652 (4) 108,596 (4)	- -	- -	136,148 -	- -	- -	- -	248,799 108,596
Sarah Ferber Chief Scientific Officer	2017 2016	128,90(5) 112,353(5)	- -	- -	- -	- -	- -	43,328(5) 39,808 (5)	172,235 152,161
Denis Bedoret, General Manager of Masthercell S.A.	2017 2016	208,542(6) -	31,281	- -	- -	- -	- -	- -	239,824 -

(1)

In accordance with SEC rules, the amounts in this column reflect the fair value on the grant date of the option awards granted to the named executive, calculated in accordance with ASC Topic 718. Stock options were valued using the Black-Scholes model. The grant-date fair value does not necessarily reflect the value of shares which may be received in the future with respect to these awards. The grant-date fair value of the stock options in this column is a non-cash expense for the Company that reflects the fair value of the stock options on the grant date and therefore does not affect our cash balance. The fair value of the stock options will likely vary from the actual value the holder receives because the actual value depends on the number of options exercised and the market price of our common stock on the date of exercise. For a discussion of the assumptions made in the valuation of the stock options, see Note 13 to our Annual Report on form 10-K for the year ended November 30, 2017.

(2)	For 2017 and 2016, represents the compensation as described under the caption “All Other Compensation” below.

(3)

Due to cash flow considerations, part of the amounts earned have been deferred periodically and, as of November 30, 2017, an aggregate of $246,461 has been deferred by agreement and accrued by the Company. See below under “Employment/Consulting Agreements – Vered Caplan.”

(4)

Due to cash flow considerations, part of the amounts earned have been deferred periodically and, as of November 30, 2017, an aggregate of $111,813 has been deferred and accrued by agreement and accrued the Company. See below under “Employment/Consulting Agreements – Neil Reithinger.”

(5)

Under her employment agreement with the Company, Prof. Ferber was entitled to additional salary and social benefits of $82,012 and $152,161 for the years ended November 30, 2017 and 2016, respectively. Due to cash flow considerations, Prof. Ferber has been deferring part of her salary and social benefits due thereon until such time as our cash position permits payment of salary and benefits in full without interfering with our ability to pursue our plan. As of November 30, 2017, such deferred amount totaled an aggregate of $582,371 for the years 2013 to 2017. Any increase in Prof. Ferber’s compensation amounts was due to currency fluctuations during the fiscal year ended November 30, 2017.

(6)

On July 6, 2017, the board of directors of Masthercell Belgium appointed Dr. Bedoret as General Manager and day-to-day Manager of Masthercell Belgium, effective as of July 11, 2017. Of the 2017 amounts earned, $208,542 was paid and $31,281 was deferred by agreement by the Company.

All Other Compensation

The following table provides information regarding each component of compensation for 2017 and 2016 included in the All Other Compensation column in the Summary Compensation Table above and represents amounts paid in New Israeli Shekels (NIS) and converted at average exchange rates for the year.

Name	Year	Automobile and Communication Related Expenses $ (1)	Israel- related Social Benefits $ (2)	Total $ (3)
Vered Caplan	2017 2016	21,921 13,231	41,371 37,073	63,262 50,304
Prof. Sarah Ferber	2017 2016	5,144 5,019	38,183 34,789	43,328 39,808

(1)	Represents for Ms. Caplan, a leased automobile and communication expenses.

(2)

These are comprised of contribution by the Company to savings, severance, pension, disability and insurance plans generally provided in Israel, including education funds and managerial insurance funds. For Ms. Caplan, this amount represents Israeli severance fund payments, managerial insurance funds, disability insurance, supplemental education fund contribution, and social securities. For Prof Ferber, this amount represents Israeli severance fund payments, managerial insurance funds, disability insurance, supplemental education fund contribution, and social securities. See discussion below under “Employment/Consulting Agreements – Vered Caplan and Sarah Ferber.”

Outstanding Equity Awards at November 30, 2017

The following table summarizes the outstanding equity awards held by each named executive officer of the Company as of November 30, 2017.

	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Vered Caplan (1)	551,458	206,923	278,191	$0.0012, $4.80 &	02/02/2022 to 01/06/27

	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
				$7.20
Neil Reithinger (2)	47,917	52,084	-	$6.00 & $4.80	08/01/2024 & 12/09/26
Prof. Sarah Ferber	231,826	-	-	$0.0012	02/02/2022

(1)

On December 9, 2016, the Board granted Ms. Caplan 166,667 options for shares of common stock with an exercise price of $4.80 that are exercisable quarterly over two years from date of grant. On June 6, 2017, the Compensation Committee granted Ms. Caplan options for 83,334 shares of common stock at an exercise price of $7.20 that vest in two equal installments of 41,667 options, each on December 6, 2017 and June 6, 2018.

(2)	On December 9, 2016 the Board granted Mr. Reithinger 83,334 options for Common Shares that vest on a quarterly basis over two years at an exercise price of $4.80 per share.

Option Exercises and Stock Vested in 2017

There were no option exercises by our named executive officers during our fiscal year ended November 30, 2017.

Employment/Consulting Agreements

Vered Caplan

On August 14, 2014, our Board confirmed the appointment of Ms. Vered Caplan, who has served as our President and Chief Executive Officer on an interim basis since December 23, 2013, as our President and Chief Executive Officer. In connection with such appointment, on August 22, 2014, our wholly-owned Israeli Subsidiary, Orgenesis Ltd., entered into a Personal Employment Agreement with Ms. Caplan (the “Caplan Employment Agreement”). The Caplan Employment Agreement replaces a previous employment agreement with Ms. Caplan dated April 1, 2012 pursuant to which she had served as Vice President.

On March 30, 2017, we and Ms. Caplan entered into an employment agreement replacing the Caplan Employment Agreement (the “Amended Caplan Employment Agreement”). Under the Amended Caplan Employment Agreement, which took effect April 1, 2017, Ms. Caplan’s annual salary continues at $160,000 per annum, subject to adjustment to $250,000 per annum upon the listing of the Company’s securities on a stock exchange. Ms. Caplan is also entitled to an annual cash bonus with a target of 25% of base salary, provided that the actual amount of such bonus may be greater or less than the target amount. Ms. Caplan received a signing bonus of $150,000 upon execution of the Amended Caplan Employment Agreement. Ms. Caplan continues to have the social benefits described above. Under the Amended Caplan Employment Agreement, Ms. Caplan is entitled to the following social benefits typically provided to Israeli employees, computed on the basis of her base salary (i) Manager’s Insurance under Israeli law pursuant to which the Company contributes between 6.5% and 7.5% (and Ms. Caplan contributes an additional 6%), (ii) Severance pay under Israeli law pursuant to which the Company contributes 8 1/3%, and (iii) Education fund pursuant to which the Company continues to contribute $3,677 a year. In addition, Ms. Caplan is also entitled to paid annual vacation days, annual recreation allowance, sick leave and expenses reimbursement. In addition, we provide Ms. Caplan with a leased company car and a mobile phone.

Either we or Ms. Caplan may terminate the employment under the Amended Caplan Employment Agreement upon six months prior written notice. Upon termination by us of Ms. Caplan’s employment without cause (as defined therein) or by Ms. Caplan for any reason whatsoever, in addition to any accrued but unpaid base salary and expense reimbursement, she shall be entitled to receive an amount equal to 12 months of base salary at the highest annualized rate in effect at any time before the employment terminates payable in substantially equal installments. Upon termination of by us Ms. Caplan’s employment without cause (as defined therein) or by Ms. Caplan for any reason following a Change of Control (as defined therein), in addition to any accrued but unpaid base salary and expense reimbursement, she shall be entitled to receive an amount equal to 18 months of one and a half times her annual base salary at the highest annualized rate in effect at any time before the employment terminates payable in substantially equal installments.

On May 10, 2017, we and Ms. Caplan further amended the Amended Caplan Employment Agreement pursuant to which Ms. Caplan is entitled to a grant under the 2017 of options (the “Initial Option”) to purchase 1,000,000 shares of the Company’s common stock at a per share exercise price equal to the Fair Market Value (as defined in the 2017 Equity Incentive Plan, or the 2017 Plan) of the Company’s common stock on the date of grant. The amendment further provides that beginning in fiscal 2018, subject to approval by the Compensation Committee, Ms. Caplan is entitled to an additional option (the “Additional Option”; together with the Initial Option, the “Options”) under the 2017 Plan for up to 3,000,000 shares of common stock (on a pre-split basis) of the Company to be awarded in such amounts per fiscal year as shall be consistent with the Global share incentive plan (2012) (“Global Plan”), in each case at a per share exercise price equal to the Fair Market Value (as defined in the Global Plan) of the Company’s common stock on the date of grant.

The Initial Option shall vest in two equal tranches upon the six and twelve month anniversary of the grant date. The Additional Option shall vest in tranches of 500,000 shares of common stock (on a pre-split basis) every six months from the date of grant, provided that Ms. Caplan remains employed by Company on the vesting date; provided, further, however, that the Options shall vest fully immediately prior to a Change of Control (as defined in the 2017 Plan), or as otherwise provided for in the 2017 Plan.

The employment agreement also contains restrictive covenants for customary protections of the Company’s confidential information and intellectual property.

Neil Reithinger

Mr. Reithinger was appointed Chief Financial Officer, Treasurer and Secretary on August 1, 2014. Mr. Reithinger’s employment agreement stipulates a monthly salary of salary of $1,500; payment of an annual bonus as determined by the Company in its sole discretion, participation in the Company’s pension plan; grant of stock options as determined by the Company; and reimbursement of expenses. As of November 30, 2017, Mr. Reithinger is owed $22,610 in accrued salary. In addition, on August 1, 2014, the Company entered into a financial consulting agreement with Eventus Consulting, P.C., an Arizona professional corporation, of which Mr. Reithinger is the sole shareholder, (“Eventus”) pursuant to which Eventus has agreed to provide financial consulting services to the Company. In consideration for Eventus’ services, the Company agreed to pay Eventus according to its standard hourly rate structure. The term of the consulting agreement was for a period of one year from August 1, 2014 and automatically renews for additional one-year periods upon the expiration of the term unless otherwise terminated. Eventus is owned and controlled by Mr. Reithinger. As of November 30, 2017, Eventus was owed $89,203 for accrued and unpaid services under the financial consulting agreement.

Prof. Sarah Ferber

Our subsidiary, Orgenesis Ltd., entered into a Personal Employment Agreement with Prof. Ferber February 2, 2012 to serve as Chief Scientific Officer (the “Ferber Employment Agreement”) on a part time basis. Under the Ferber Employment Agreement, Prof. Ferber earned an annual salary in the current New Israeli Shekel equivalent of $232,000 since September, 2013. However, in order to reduce operating expenses and conserve cash, Prof. Ferber has been deferring a part of her salary and social benefits due thereon until such time as our cash position permits payment of salary in full without interfering with our ability to pursue our plan of operations, and, as of November 30, 2017, such deferred amount totaled an aggregate of $582,371. Under the Ferber Employment Agreement, Prof. Ferber is entitled to the following social benefits out of her base salary typically provided to Israeli employees: (i) Manager’s Insurance under Israeli law pursuant to which the Company contributes 2.5% (and Prof. Ferber contributes an additional 3.5% ) and in addition, the Company contributes 1.25% towards loss of working capacity disability insurance, (ii) pension plan to which the Company contributes 3.75% (and Prof. Ferber contributes an additional 3.5% ), (iii) Severance pay under Israeli law pursuant to which the Company contributes 8 1/3% and (iv) Education fund pursuant to which the Company contributes 7.5% (with Prof. Farber contributing an additional 2.5%) . In addition, Prof. Ferber is also entitled to paid annual vacation days, annual recreation allowance, sick leave and expenses reimbursement. In addition, we provide Prof. Ferber with a mobile phone.

The Ferber Employment Agreement does not specify a stated term and either we or Ms. Ferber are entitled to terminate Prof. Ferber’s employment upon four months’ notice other than in the case of a termination for cause. The Ferber Employment contains customary provisions regarding confidentiality of information, non-competition and assignment of inventions.

Denis Bedoret

Effective October 24, 2017, Masthercell Belgium entered into a management agreement with BM&C SPRL/BVBA, a Belgian company owned by Dr. Bedoret, for certain services to be performed by Dr. Bedoret on an exclusive and full-time basis (the “Bedoret Agreement”). The agreement appoints Dr. Bedoret as General Manager of Masthercell Belgium, requires him to work 220 days annually and stipulates compensation based on revenue with (i) a daily rate of €800 until such time that Masthercell Belgium’s annual revenue reaches €10 million, (ii) a daily rate of €850 until such time that Masthercell Belgium’s annual revenue reaches €15 million and (iii) a daily rate of €900 until such time that Masthercell Belgium’s annual revenue exceeds €15 million. Dr. Bedoret is also entitled to expense reimbursement and a bonus equivalent to up 15% of the annual fees approved by Masthercell Belgium’s board of directors subject to goals and achievements to be agreed by the parties. Dr. Bedoret is also entitled to participation in Orgenesis’ equity incentive plan after six months after the effective date. The Bedoret Agreement also contains customary termination clauses.

Potential Payments upon Change of Control or Termination following a Change of Control

Our employment agreements with our named executive officers provide incremental compensation in the event of termination, as described herein. Generally, we do not provide any severance specifically upon a change in control nor do we provide for accelerated vesting upon change in control. Termination of employment also impacts outstanding stock options.

Due to the factors that may affect the amount of any benefits provided upon the events described below, any actual amounts paid or payable may be different than those shown in this table. Factors that could affect these amounts include the basis for the termination, the date the termination event occurs, the base salary of an executive on the date of termination of employment and the price of our common stock when the termination event occurs.

The following table sets forth the compensation that would have been received by each of the Company’s executive officers had they been terminated as of November 30, 2017.

Name	Salary Continuation	Bonus	Accrued Vacation Pay	Total Value

Vered Caplan	$-	$-	$22,383	$22,383
Sarah Ferber	$-	$-	$191,722	$191,722

Compensation Committee Interlocks and Insider Participation

None of our executive officers has served as a member of the Board of Directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our Board or Compensation Committee during the fiscal year ended November 30, 2017.

PROPOSAL NO. 2

APPROVAL OF STOCKHOLDERS’ AGREEMENT TERMS AND THE POTENTIAL EXERCISE BY
GPP-II OF ITS RIGHTS UNDER THE STOCKHOLDERS AGREEMENT

You are being asked to approve certain terms of the Stockholders’ Agreement entered into in connection with the Stock Purchase Agreement and the potential exercise by GPP-II of its rights under the Stockholders’ Agreement, each as described in this Proxy Statement. See “Summary of Terms in Connection with the GPP Issuance” for a summary of the transactions related to the issuance of the Masthercell Global Preferred Stock, including “Material Terms of the GPP Issuance,” which includes a summary of certain terms of the Stock Purchase Agreement pursuant to which the Masthercell Global Preferred Stock was issued, and “Material Terms of the Stockholders’ Agreement” for a summary of the material terms of the Stockholders’ Agreement. We also encourage you to read the Stockholders’ Agreement, the form of which is attached as Appendix A and the Stock Purchase Agreement, the form of which is attached as Appendix B.

Reasons for Soliciting Stockholder Approval

Pursuant to the Stockholders’ Agreement and the Stock Purchase Agreement, we agreed to use best efforts to obtain our stockholders’ approval of the Stockholders’ Agreement Terms as soon as possible after closing and in a manner that will ensure that GPP-II is able to exercise its rights under the Stockholders’ Agreement without any further action or approval by any other party unless required by applicable law.

Our stockholders’ approval, along with the satisfaction of certain specified EBITDA and revenues targets by Masthercell Global, is required for Masthercell Global to be eligible to receive the Future Payments (as defined below). See “Consideration” under “Material Terms of the GPP Issuance” starting on page 25.

Accordingly, we are seeking stockholder approval of the Stockholders’ Agreement Terms and the potential exercise by GPP-II of its rights under the Stockholders’ Agreement, which would ensure that GPP-II is able to exercise its rights under the Stockholders’ Agreement without any further action or approval by any other party unless required by applicable law.

Effects of Failure to Approve this Proposal

The failure of our stockholders to approve this Proposal No. 2 would prevent GPP-II from being able to exercise its rights under the Stockholders’ Agreement without any further action or approval by any other party unless required by applicable law. If our stockholders do not approve this Proposal No. 2, or a similar stockholder proposal, by December 31, 2018, Masthercell Global will not be eligible to receive the first Future Payment. If our stockholders do not approve this Proposal No. 2, or a similar stockholder proposal, by December 31, 2019, Masthercell Global will not be eligible to receive the First Future Payment or the Second Future Payment, and GPP-II will obtain the right to put to us (or, at our discretion, to Masthercell Global if Masthercell Global shall then have the funds available to consummate the transaction) its shares in Masthercell Global. Such Future Payments are also contingent upon certain specified EBITDA and revenues targets. In the event of a failure to approve Proposal No. 2, we may resubmit this proposal to the stockholders at a later date.

BOARD RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR
APPROVAL OF THE STOCKHOLDERS’ AGREEMENT TERMS AND THE POTENTIAL EXERCISE
BY GPP-II OF ITS RIGHTS UNDER THE STOCKHOLDERS’ AGREEMENT.

SUMMARY OF TERMS IN CONNECTION WITH THE GPP ISSUANCE

This summary describes the material terms of Proposal No. 2 that you will be voting on at the Annual Meeting. Proposal No. 2 is being made in connection with the issuance by Masthercell Global, Inc. (“Masthercell Global”), which we refer to as the GPP Issuance, on June 28, 2018 of 378,000 shares of Series A Preferred Stock of Masthercell Global, par value $0.0001 per share (the “Masthercell Global Preferred Stock”), to GPP-II Masthercell, LLC (“GPP-II”), an affiliate of Great Point Partners, LLC, a manager of private equity funds focused on growing small to medium sized heath care companies (“Great Point”).

Proposal No. 2 seeks stockholder approval of certain terms of a Stockholders’ Agreement in the form attached hereto as Appendix A, which we refer to as the Stockholders’ Agreement, and the potential exercise by GPP-II of its rights under the Stockholders’ Agreement. You will not be voting to approve the GPP Issuance since it has already been completed. However, a number of matters of significant importance related to the GPP Issuance are dependent on the outcome of the stockholder vote with respect to Proposal No. 2, and an understanding of the GPP Issuance is necessary in order to make an informed voting decision with respect to such Proposal. Therefore, the material terms of the GPP Issuance and related transactions are described below in this proxy statement.

To better understand Proposal No. 2 and the GPP Issuance, you should carefully read this entire document and the other documents to which we refer.

What is the GPP Issuance?

On June 28, 2018, Masthercell Global issued to GPP-II the Masthercell Global Preferred Stock representing 37.8% of the issued and outstanding share capital of Masthercell Global, for cash consideration to be paid into Masthercell Global of up to $25 million, subject to certain adjustments (the “Consideration”). $11.8 million of the Consideration was paid in cash at closing, with a follow up payment of $6.6 million, subject to adjustment, to be made in each of years 2018 and 2019 (the “Future Payments”), or an aggregate of $13.2 million, contingent upon (a) Masthercell Global achieving specified EBITDA and revenues targets during each of these years, and (b) the Orgenesis’ stockholders approving the Stockholders’ Agreement Terms (as defined below under “Material Terms of the Stockholders’ Agreement”) on or before December 31, 2019. The proceeds of the investment will be used to fund the activities of Masthercell Global and its consolidated subsidiaries.

Please see “Material terms of the GPP Issuance” starting on page 25.

Why is the GPP Issuance discussed in this proxy statement?

In connection with the Stock Purchase Agreement and the Stockholders’ Agreement, we agreed to seek the approval of our stockholders with respect to the Stockholders’ Agreement Terms, which are the subject of Proposal No. 2. The Stockholders’ Agreement Terms would grant to GPP-II, among other things:

•	a drag-along right with respect to a sale of Masthercell Global;
•	approval rights over certain specified actions of Masthercell Global or its subsidiaries;
•

put and call rights to put to us (or, at our discretion, to Masthercell Global if Masthercell Global shall then have the funds available to consummate the transaction) GPP-II’s shares in Masthercell Global or, alternatively, purchase from us its share capital in Masthercell Global;

•	rights to effectuate a spin-off of Masthercell Global and its subsidiaries;
•	irrevocable proxy in favor of GPP-II in certain limited situations;
•	rights to exchange its share capital in Masthercell Global for our common stock; and
•	demand and piggyback registration rights to register the shares of the common stock of
Masthercell Global.

Please see “Material terms of the GPP Issuance” starting on page 25.

Because the GPP Issuance was completed on June 28, 2018, you are not voting on the GPP Issuance itself and your vote will not in any way undo the consummation of the GPP Issuance. However, your vote will determine whether (i) Masthercell Global will be eligible to receive the Future Payments in consideration for the GPP Issuance (Proposal No. 2) and (ii) we can issue shares of our common stock to GPP-II in an amount equal to 20% or more of the outstanding shares of our common stock if GPP-II elects to exchange the Masthercell Global Preferred Stock into our common stock (Proposal No. 3).

Do our stockholders have appraisal rights with respect to the issuance of our common stock underlying the Masthercell Global Preferred Stock or the Stockholders’ Agreement Terms?

Under the Nevada Revised Statute, our stockholders are not entitled to any dissenters’ rights with respect to any matters to be acted upon at the Annual Meeting.

Why do stockholders have to approve the Stockholders’ Agreement Terms?

Under the terms of the Stock Purchase Agreement and the Stockholders’ Agreement, we agreed to use best efforts to obtain stockholder approval of the Stockholders’ Agreement Terms as soon as possible after closing and in a manner that will ensure that GPP-II is able to exercise its rights under the Stockholders’ Agreement without any further action or approval by us, our stockholders, or any other party.

Please see the full text of the Stockholders’ Agreement, the form of which is attached as Appendix A and the Stock Purchase Agreement, the form of which is attached as Appendix B.

What will happen if Proposal No. 2 is not approved?

Stockholder approval of Proposal No. 2 is necessary for the payment to Masthercell Global of the Future Payments under the Stock Purchase Agreement. Failure to approve Proposal No. 2 by December 31, 2018 would have the effect of precluding Masthercell Global from being eligible to receive the first Future Payment. Failure to approve Proposal No. 2, or a similar stockholder proposal, by December 31, 2019, would preclude Masthercell Global from being eligible to receive the First Future Payment or the Second Future Payment, as well as give GPP-II the right to put to us (or, at our discretion, to Masthercell Global if Masthercell Global shall then have the funds available to consummate the transaction) its shares in Masthercell Global. Such Future Payments are also contingent upon certain specified EBITDA and revenues targets.

BACKGROUND

On June 28, 2018, we and Masthercell Global, our newly formed subsidiary that holds our business relating to the third party contract manufacturing for cell therapy companies (CDMO), Great Point, and certain of Great Point’s affiliates, entered into a series of definitive strategic agreements intended to finance, strengthen and expand our CDMO Business (as defined below). As further discussed below, we consolidated our global CDMO Business network, which includes our flagship Belgian based CDMO subsidiary, Masthercell Belgium and our CDMO activities in Korea and in Israel, under Masthercell Global. Great Point has significant experience investing in and growing companies in the pharmaceutical services industry with a view to maximizing shareholder value. The series of agreements among us, Masthercell Global, Great Point and certain affiliates of Great Point, certain of which are summarized below, are strategically designed to utilize Great Point’s experience in the operation, financing and expansion of our CDMO business.

Corporate Reorganization

Contemporaneous with the execution of the Stock Purchase Agreement and the Stockholders’ Agreement, we and Masthercell Global entered into a Contribution, Assignment and Assumption Agreement pursuant to which we contributed to Masthercell Global our assets relating to the CDMO Business, including the CDMO subsidiaries (“Reorganization”) . In furtherance thereof, Masthercell Global, as our assignee, acquired all of the issued and outstanding share capital of Atvio Biotech Ltd. (“Atvio”), our Israel based CDMO partner since May 2016, and 94.2% of the share capital of CureCell Co. Ltd. (“CureCell”), our Korea based CDMO partner since March 2016. We exercised the “call option” to which we were entitled under the joint venture agreements with each of these entities to purchase from the former shareholders their equity holdings. The consideration for the outstanding share equity in each of Atvio and CureCell consisted solely of our common stock. In respect of the acquisition of Atvio, we agreed to issue to the former Atvio shareholders an aggregate of 84,085 shares of our common stock. In respect of the acquisition of CureCell, we agreed to issue to the former CureCell shareholders an aggregate of 195,927 shares of our common stock subject to a third-party valuation. Together with Masthercell Belgium, Atvio and CureCell are directly held subsidiaries under Masthercell Global (collectively, the “Masthercell Global Subsidiaries”).

Masthercell Global, through the Masthercell Global Subsidiaries, will be engaged in the business of providing manufacturing and development services to third parties related to cell therapy products, and the creation and development of technology, and optimizations in connection with such manufacturing and development services for third parties (the “CDMO Business”). Under the terms of the Stockholders’ Agreement, Orgenesis has agreed that so long as it owns equity in Masthercell Global and for two years thereafter it will not engage in the CDMO Business, except through Masthercell Global (but may continue to engage in its other areas of business). In addition, except for certain limited circumstances, we and GPP-II agreed in the Stockholders’ Agreement to not recruit or solicit or hire any officer or employee of Masthercell Global that was or is involved in the CDMO Business.

We will, through our direct subsidiaries, continue to engage in its current or future business related to the manufacturing, researching, marketing, developing, selling and commercializing (either alone or jointly with third parties) products that are not directly related to the CDMO Business, including, by way of illustration and not limitation, manufacturing agreements, joint ventures, collaboration, partnership or similar arrangement with a third party.

GPP ISSUANCE

Material Terms of the GPP Issuance

On June 28, 2018, we entered into the Stock Purchase Agreement with Masthercell Global and GPP-II. Pursuant to the Stock Purchase Agreement, on June 28, 2018, Masthercell Global issued to GPP-II 378,000 shares of newly designated Series A Preferred Stock of Masthercell Global representing 37.8% of the issued and outstanding share capital of Masthercell Global (the “GPP Issuance”).

Consideration

The purchase price for the Masthercell Global Preferred Stock was up to $25 million, subject to certain adjustments, of which $11.8 million was paid in cash at closing. The Stock Purchase Agreement also requires GPP-II to make up to two additional payments to Masthercell Global if certain specified EBITDA and revenue targets are satisfied by Masthercell Global during each of years 2018 and 2019. For each of those fiscal years in which such specified EBITDA and revenue targets are satisfied by Masthercell Global, GPP-II will be obligated to pay an additional $6.6 million, subject to adjustment, to Masthercell Global shortly after the end of that fiscal year. To earn such contingent payment for the 2018 fiscal year (“First Future Payment”), Masthercell Global must (i) during the twelve month period ending on or prior to December 31, 2018, generate Net Revenue equal to or greater than €14,100,000 and EBITDA equal to or greater than €1,800,000, and (ii) by December 31, 2018, obtain stockholder approval of the Stockholders’ Agreement Terms in accordance with law and in a manner that will ensure that GPP-II is able to exercise its rights under the Stockholders’ Agreement without any further action or approval by GPP-II, us, our stockholders, or any other person, which includes the stockholder approval sought hereunder (“Proper Approval”). To earn such contingent payment for the 2019 fiscal year (“Second Future Payment”), Masthercell Global must (i) during the twelve month period ending on or prior to December 31, 2019, generate Net Revenue equal to or greater than €19,100,000 and EBITDA equal to or greater than €3,900,000, and (ii) by December 31, 2019, obtain Proper Approval, if not already obtained.

“EBITDA” means, for the relevant time period, the amount equal to the sum of (a) Net Income attributable to Masthercell Global during such period, plus (b) to the extent (but only to the extent) deducted in determining such Net Income attributable to Masthercell Global, without duplication, (i) all interest expense for such period, (ii) all charges against Net Income for such period for federal, state and local income taxes and deferred tax charges, (iii) all depreciation expenses for such period, (iv) all amortization expenses for such period, and (v) any extraordinary expenses or losses (including losses on the sale of assets outside the ordinary course of business) to the extent realized during such period (subject to GPP-II’s approval of any such “add back” items (such approval not to be unreasonably withheld)) minus (c) to the extent (but only to the extent) added in determining such Net Income attributable to Masthercell Global (i) all interest income during such period and (ii) any extraordinary income or gains (including gains on the sales of assets outside of the ordinary course of business), to the extent realized during such period. “Net Income” means, for any period of determination, net earnings (or net loss) of Masthercell Global and its subsidiaries on a consolidated basis for such period, but excluding (without duplication) (a) any income or gains or losses from the collection of the proceeds of any insurance policies or settlements, (b) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during the fiscal years, (c) any income or gain or loss during such period from (i) any prior period adjustments resulting from any change in accounting principles in accordance with generally accepted accounting principles in the United States or (ii) any discontinued operations or disposition thereof, and (d) any income or gains or losses resulting from the retirement or extinguishment of debt or the acquisition of any securities. “Net Revenue” means, for the relevant time period, the revenue (net of discounts, returns, price adjustments, refunds, rebates, credits, offsets and allowances) generated by Masthercell Global and its subsidiaries on a consolidated basis for such time period.

Material Terms of the Stockholders’ Agreement

In connection with the entry into the Stock Purchase Agreement, we, Masthercell Global and GPP-II entered into the Masthercell Global Inc. Stockholders’ Agreement (the “Stockholders’ Agreement”) providing for certain restrictions on the disposition of Masthercell Global Securities (as defined below), the provisions of certain options and rights with respect to the management and operations of Masthercell Global, a right to exchange the Masthercell Global Preferred Stock for shares of our common stock and certain other rights and obligations. In addition, GPP-II has been granted certain protective rights in Masthercell Global, which are generally summarized below.

Under the terms of the Stock Purchase Agreement, our stockholders are required to approve the provisions in the Stockholders’ Agreement relating to (i) Tag Along Rights and Drag Along Rights, (ii) GPP-II’s Minority Approval Rights, (iii) Irrevocable Proxy, (iv) our Right of First Refusal, (v) the Spin-off, (vi) GPP-II’s Put and Call Option, (vii) GPP-II’s Stock Exchange Option, and (viii) the Registration Rights with respect to the shares of Masthercell Global (collectively, the “Stockholders’ Agreement Terms”), as summarized below:

1.

Tag-Along Rights and Drag Along Rights. Except for limited circumstances, (i) GPP-II may transfer its shares of Masthercell Global Preferred Stock to a third party, provided that during the first two years following closing its right to transfer is subject to our Right of First Refusal and (ii) we may transfer share capital of Masthercell Global only with the approval of the Masthercell Global board of directors (“Masthercell Global Board”), with at least one of the GPP-II designated Masthercell Global board directors approving the transfer, and subject to a right of first refusal initially to the benefit of Masthercell Global and thereafter to GPP-II and any other stockholder who may become a party to the Stockholders’ Agreement. Any such transfer by either GPP-II or us is subject to the other party’s right to participate, on a pro-rata basis, in such transfer (the “Tag Along Rights”).

At any time after the earlier to occur of (i) the second anniversary of the closing and (ii) the occurrence of a Material Underperformance Event (as defined below), if GPP-II or the Masthercell Global Board approves a sale of Masthercell Global, then, subject to notice, GPP-II or Masthercell Global can require us and all other stockholders to sell our shares (the “Drag Along Rights”) to the purchaser. Notwithstanding the foregoing, we are entitled to advise Masthercell Global and/or GPP-II, as the case may be, of our election to be a potential acquiror of Masthercell Global. Notwithstanding the foregoing, GPP-II’s exercise of its Drag Along Rights is subject to the condition that if the technology and know-how transfer from Masthercell Global to us in order to maintain orderly manufacture and production of our therapeutic products (following the exercise of the Drag Along Rights) has not been effectuated as provided for in the Tech Transfer Agreement entered into in connection with the GPP Issuance (“Tech Transfer Agreement”), then GPP-II undertakes to provide that the purchaser in such sale be bound by and comply with the terms of such Tech Transfer Agreement, thereby assuring our right to uninterrupted manufacture and production of our therapeutic products. Notwithstanding the foregoing, if GPP-II no longer own at least 189,000 shares of the Masthercell Global Preferred Stock, or any other capital stock of Masthercell Global into which such Masthercell Global Preferred Stock is convertible (“Masthercell Global Securities”), then it is no longer entitled to exercise the Drag Along Right.

2.

GPP-II’s Minority Approval Rights. Neither Masthercell Global nor any of the Masthercell Global Subsidiaries may take certain specified actions without GPP-II’s written consent (“GPP Approval Rights”), which actions include liquidating or otherwise dissolving the Masthercell Global business, modifying any organizational document, approving any operating budget for Masthercell Global after the initial two year period, declaring any dividends, amending or modifying the terms of the Masthercell Global Preferred Stock, borrowing money, initiating or completing the sale of Masthercell Global or any equity ownership in any subsidiary of Masthercell Global nor the sale, lease or exchange of a material part of their respective assets.

Notwithstanding the foregoing, in the event that the Masthercell Global Board has elected to declare bankruptcy or appoint a receiver, then we are entitled to fund Masthercell Global’s operations without regard to the GPP Approval Rights.

3.

Irrevocable Proxy. In the event that any party to the Stockholders’ Agreement fails to vote or attempts to vote in a manner inconsistent with the Stockholders’ Agreement, each stockholder has granted GPP-II an irrevocable proxy to vote all of such stockholder’s shares in Masthercell Global in favor of the election of persons to the Masthercell Global Board in accordance with certain terms of the Stockholders’ Agreement, including those terms relating to the composition of the Masthercell Global Board as described below and in accordance with the Tag Along Rights and Drag Along Rights.

4.

Right of First Refusal. During the first two years following closing, we have a right of first refusal with respect to proposed transfers of GPP-II’s share capital in Masthercell Global to a third party, and for a period of 30 calendar days following the notice of any such proposed transfer may elect to purchase all or any portion of GPP-II’s share capital in Masthercell Global proposed for transfer (“Right of First Refusal”). Such Right of First Refusal does not apply to GPP-II’s transfers in connection with a sale of the majority of Masthercell Global common stock to an independent third party, or with certain other permitted transfers consummated in accordance with the Stockholders’ Agreement.

5.

Spin-off. At any time following the earlier to occur of (i) PCE (as defined below) and (ii) the second anniversary of the closing, GPP-II is entitled to effectuate a spin-off of Masthercell Global and the Masthercell Global Subsidiaries (the “Spin-off”). The Spin-off is required to reflect a market value determined by one of the top ten independent accounting firms in the U.S. selected by GPP-II, provided that if no PCE has occurred, such market valuation shall reflect a valuation of Masthercell Global and the Masthercell Global Subsidiaries of at least $50 million.

A “PCE” is defined to mean (i) the existence or introduction of an Activist Stockholder of ours, (ii) the resignation, termination or replacement at any time within the five year period following closing of our current Chief Executive Officer and the current Chairperson of the Board, or (iii) any change of control in us which is defined to include, among other things, the removal or replacement of any four (4) of the current directors of Masthercell Global’s board of directors, or (iv) the removal or replacement of the industry expert director or the appointment of a new industry expert director without GPP-II’s prior written consent. A PCE includes any bankruptcy, liquidation event or the appointment of a receiver for us. An Activist Shareholder shall mean any person or entity who acquires shares of our capital stock who either (i) acquires more than a majority of our voting power, (ii) actively takes over and controls a majority of the Board, or (iii) is required to file a Schedule 13D with respect to such person’s or entity’s ownership of our capital stock and has described a plan, proposal or intent to take action with respect to exerting significant pressure on our management or Board. For the sake of clarity, Activist Shareholder does not include any stockholder who is passive and does not take or propose to take active steps with respect to exerting significant pressure on our management or Board.

6.

GPP-II’s Put/Call Option. Upon the occurrence of a PCE, GPP-II is entitled, at its option, to put to us (or, at our discretion, to Masthercell Global if Masthercell Global shall then have the funds available to consummate the transaction) its shares in Masthercell Global or, alternatively, purchase from us our share capital in Masthercell Global (such purchase right, being the “GPP-II Call Option”). Additionally, if the Proper Approval is not obtained by December 31, 2019, GPP-II shall also have such put right.

The purchase price for our or GPP-II’s share capital in Masthercell Global under either the put right or the GPP-II Call Option shall be equal to the fair market value of such equity holdings as determined by one of the top ten independent accounting firms in the U.S. selected by GPP-II.

7.

GPP-II’s Exchange Right. GPP-II is entitled, at any time, to convert its share capital in Masthercell Global for our common stock (such exchange option being the “Stock Exchange Option”). For the sake of clarity, GPP-II shall only have the right to exchange their shares of Masthercell Global Preferred Stock into Masthercell Global into shares of our common stock based on the Exchange Price as set forth below. The amount of our common stock to be received by GPP-II upon exercise of the Stock Exchange Option shall be equal to the lesser of (a)(i) the fair market value of GPP-II’s shares of Masthercell Global Preferred Stock to be exchanged, as determined by one of the top ten independent accounting firms in the U.S. selected by GPP-II and Orgenesis, divided by (ii) the average closing price per share of our common stock during the thirty (30) day period ending on the date that GPP-II provides the exchange notice (the “Exchange Price”) and (b)(i) the fair market value of GPP-II’s shares of Masthercell Global Preferred Stock to be exchanged assuming a value of Masthercell Global equal to three and a half (3.5) times the revenue of Masthercell Global during the last twelve (12) complete calendar months immediately prior to the exchange divided by (ii) the Exchange Price; provided, that in no event will (A) the Exchange Price be less than a price per share that would result in us having an enterprise value of less than $250,000,000 and (B) the maximum number of shares of our common stock to be issued shall not exceed 2,704,247 shares of our outstanding common stock (representing approximately 19.99% of our currently outstanding common stock), unless we obtain shareholder approval of such greater amount in accordance with the rules of the Nasdaq Stock Market.

8.

Registration Rights. GPP-II has been provided with demand and piggyback registration rights to register its shares of Masthercell Global common stock, subject to customary provisions. Masthercell Global will agree to indemnify holders of Masthercell Global common stock in connection with any claims related to their sale of securities under a registration statement, subject to certain exceptions.

In addition to the Stockholders’ Terms summarized above, the Stockholders’ Agreement includes a provision governing the composition of the Masthercell Global Board (as defined below). The initial board of directors of Masthercell Global will be comprised of seven (7) directors, four (4) of which will be appointed by us, of which one must be an industry expert, and three (3) by GPP-II. The initial directors elected to the Masthercell Global Board shall be as follows: (i) Noah Rhodes, Jeffrey R. Jay, and Stephen Weaver as the three (3) GPP-II designees; (ii) Vered Caplan, Mark Cohen, and Rosemary Mazanet as three (3) Orgenesis designees and (iii) Darren Head as the fourth (4th) Orgenesis designee and industry expert, appointed by us. All directors have been appointed for a two year term.

So long as GPP-II continues to hold in the aggregate at least 283,500 shares of Masthercell Global Securities, GPP-II will be entitled to designate three (3) of the seven (7) members of the Masthercell Global Board of Directors (the “Masthercell Global Board”). So long as we continue to hold in the aggregate at least 75% of the 622,000 shares of Masthercell Global common stock owned by us at closing, we will be entitled to designate four (4) members of the Masthercell Global Board, one of which shall be an industry expert. If the share capital holdings of each of ours and GPP-II fall below 50% of our initial holdings in Masthercell Global as specified above, each of us will be entitled to elect one less director.

If either (a) the industry expert director is removed or replaced without GPP-II’s consent or (b) there is a Material Underperformance Event and two years has elapsed since the Closing, then GPP-II shall be entitled to appoint a majority of the Masthercell Global Board (“GPP Board Control”). A Material Underperformance Event is defined as follows: (i) if at any time during the initial two year period following the closing Masthercell Global does not generate positive EBITDA for any 12 month period, as determined on a quarterly basis every six months as measured as of the end of the second and fourth quarters of each year, or (ii) if at any time after the initial two year period Masthercell Global generates EBITDA of less than $1,000,000 during any 12 month period or (iii) if a PCE has occurred and has not been cured.

PROPOSAL NO. 3

APPROVAL OF THE POTENTIAL FUTURE ISSUANCE OF THE COMPANY’S COMMON STOCK
UPON THE EXERCISE OF AN OPTION BY GPP-II TO EXCHANGE THE MASTHERCELL GLOBAL
PREFERRED STOCK PURSUANT TO THE TERMS OF THE STOCKHOLDERS’ AGREEMENT
WITHOUT THE NEED FOR ANY LIMITATION OR CAP ON ISSUANCES AS REQUIRED BY AND IN
ACCORDANCE WITH NASDAQ LISTING RULE 5635

You are being asked to approve the potential future issuance of the Company’s common stock upon the exercise of an option by GPP-II to exchange Masthercell Global Preferred Stock pursuant to the terms of the Stockholders’ Agreement without the need for any limitation or cap on issuances as required by and in accordance with Nasdaq Listing Rule 5635.

GPP-II’s Option to Exchange its Masthercell Global Preferred Stock into Company Common Stock

Section 3.12 of the Stockholders’ Agreement provides that GPP-II is entitled, at any time, to convert its share capital in Masthercell Global for our common stock (such exchange option being the “Stock Exchange Option”). The amount of Company common stock to be received by GPP-II upon exercise of the Stock Exchange Option shall be equal to the lesser of (a)(i) the fair market value of GPP-II’s shares of Masthercell Global Preferred Stock to be exchanged, as determined by one of the top ten independent accounting firms in the U.S. selected by GPP-II and the Company, divided by (ii) the average closing price per share of our common stock during the thirty (30) day period ending on the date that GPP-II provides the exchange notice (the “Exchange Price”) and (b)(i) the fair market value of GPP-II’s shares of Masthercell Global Preferred Stock to be exchanged assuming a value of Masthercell Global equal to three and a half (3.5) times the revenue of Masthercell Global during the last twelve (12) complete calendar months immediately prior to the exchange divided by (ii) the Exchange Price; provided, that in no event will (A) the Exchange Price be less than a price per share that would result in the Company having an enterprise value of less than $250,000,000 (which is equivalent to $18.48 per share based on the number of outstanding shares of common stock of the Company at the time of entry into of the Stock Purchase Agreement) and (B) the maximum number of shares of Company common stock issued pursuant to the Exchange shall not exceed 2,704,247 shares unless the Company obtains shareholder approval for the issuance of such greater amount of shares of Company common stock in accordance with the rules and regulations of the Nasdaq Stock Market.

Reasons for Soliciting Stockholder Approval

Under the Stock Exchange Option, GPP-II is entitled to exchange the Masthercell Global Preferred Stock for our common stock based on the Exchange Price (as defined above) that is not currently known. Potentially, such exchange could result in common stock being issued to GPP-II in an amount that is equal to or greater than 20% of the Company’s outstanding common stock. The Stockholders’ Agreement provides that unless our stockholders approve this proposal, such potential issuance to GPP-II will be capped at a maximum of 2,704,247 shares of our outstanding common stock (the “Cap”), representing approximately 19.99% of our common stock issued and outstanding as of the GPP Issuance. If the Cap is in place and prevents the exchange of some of the Masthercell Global Preferred Stock, such Masthercell Global Preferred Stock will remain outstanding. Under certain scenarios, if the Cap is removed, GPP-II could own in excess of 19.99% of our outstanding common stock as a result of the exchange of the Masthercell Global Preferred Stock for our common stock, and in some cases could own enough of our outstanding common stock that it could be deemed a change of control of the Company.

Nasdaq Stock Market Rule 5635(d) requires stockholder approval prior to the issuance of securities in connection with a transaction, other than a public offering, which may result in the issuance or potential issuance of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding prior to the issuance for less than the greater of book or market value. We cannot currently determine the total number of shares of our common stock or voting power that will be issued to GPP-II pursuant to an exchange of the Masthercell Global Preferred Stock for our common stock. Due to this uncertainty, the Masthercell Global Preferred Stock has the potential to provide for the issuance of securities equal to 20% or more of our outstanding common stock or 20% or more of our voting power for less than the greater of book or market value of the stock.

In addition, Nasdaq Rule 5635(b) requires stockholder approval prior to the issuance of securities when the issuance or potential issuance will result in a “change of control” of the issuer. Generally, Nasdaq interpretations provide that the acquisition of 20% of the shares of an issuer by one person or a group of affiliated persons may be deemed a change of control of such issuer. The exercise of GPP-II’s Stock Exchange Option may result in the issuance of 20% or more of our common stock to GPP-II, which together with certain other provisions of the Stockholders’ Agreement Terms may result in a change of control under the Nasdaq interpretations of Rule 5635(b).

Therefore, we are seeking stockholder approval of the potential future issuance of the Company’s common stock upon the exercise of the Stock Exchange Option without the need for any limitation or cap on issuances to the extent necessary under Rule 5635(b) and Rule 5635(d).

Why was stockholder approval not required in order to complete the GPP Issuance?

Under Nevada law, stockholder approval was not required in connection with the completion of the GPP Issuance because the GPP Issuance was in respect of a subsidiary of the Company and not of the Company itself. In addition, the rules of Nasdaq did not require stockholder approval for completion of the GPP Issuance because we did not issue any shares of our common stock, nor did Masthercell Global issue securities exercisable for or convertible into shares of our common stock in excess of 20% or more of the outstanding shares of our common stock at the closing of the GPP Issuance because of the Cap previously discussed at page 29. Instead, under the terms of the agreements we entered into in connection with the GPP Issuance, no such securities will be issued in connection with the GPP Issuance unless and until we obtain the stockholder approval sought hereunder.

What effects will the exchange of the Masthercell Global Preferred Stock for shares of our common stock have on existing stockholders?

If GPP-II opts to exchange its Masthercell Global Preferred Stock for shares of our common stock, we could potentially issue a substantial number of shares of our common stock to GPP-II. The common stock issuable to GPP-II upon exchange of the Masthercell Global Preferred Stock for our common stock could have a depressive effect on the market price of our common stock by increasing the number of shares of common stock outstanding. Such downward pressure could encourage short sales by certain investors, which could place further downward pressure on the price of the common stock.As a result of stockholder approval of the potential issuances of securities described above, the number of shares of outstanding common stock may increase significantly and the ownership interests and proportionate voting power of the existing stockholders may be significantly diluted.

What will happen if Proposal No. 3 is not approved?

If Proposal No. 3 is not approved by our stockholders, then we may not issue more than 2,704,247 shares of our common stock if GPP-II exercises its option to exchange the Masthercell Global Preferred Stock. If the Cap is in place and prevents the exchange of some of the Masthercell Global Preferred Stock, such shares of Masthercell Global Preferred Stock will remain outstanding. In the event of a failure to approve Proposal No. 3, we may resubmit this proposal to the stockholders at a later date.

BOARD RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR
THE APPROVAL OF THE POTENTIAL FUTURE ISSUANCE OF THE COMPANY’S COMMON
STOCK UPON THE EXERCISE OF AN OPTION BY GPP-II TO EXCHANGE THE MASTHERCELL
GLOBAL PREFERRED STOCK PURSUANT TO THE TERMS OF THE STOCKHOLDERS’
AGREEMENT WITHOUT THE NEED FOR ANY LIMITATION OR CAP ON ISSUANCES AS
REQUIRED BY AND IN ACCORDANCE WITH NASDAQ LISTING RULE 5635.

PROPOSAL NO. 4

RATIFICATION OF THE APPOINTMENT OF KESSELMAN & KESSELMAN
AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE FISCAL YEAR ENDING NOVEMBER 30, 2018

You are being asked to ratify the Board’s appointment of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, as the Company’s independent registered public accounting firm for the fiscal year ending November 30, 2018. Kesselman & Kesselman has provided services in connection with the audit of the Company’s financial statements since 2012.

In the event that the ratification of this selection is not approved by an affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting, management will review its future selection of the Company’s independent registered public accounting firm.

A representative of Kesselman & Kesselman is not expected to be present in person but will attend telephonically at the 2018 Annual Meeting and will have an opportunity to make a statement if he or she desires to do so. It is also expected that such representative will be available to respond to appropriate questions.

BOARD RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR
RATIFICATION OF THE APPOINTMENT OF KESSELMAN & KESSELMAN AS THE COMPANY’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING
NOVEMBER 30, 2018.

AUDIT COMMITTEE MATTERS AND FEES PAID TO INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

The following table sets forth the fees billed to the Company for professional services rendered by Kesselman & Kesselman for the years ended November 30, 2017 and 2016:

Services	2017	2016
Audit fees	$211,000	$160,964
Audit related fees	22,000	31,193
Tax fees	-	9,250
Total fees	$233,000	$201,407

Audit Fees

The audit fees were paid for the audit services of our annual and quarterly reports.

Tax Fees

The tax fees were paid for reviewing various tax related matters.

Pre-Approval Policies and Procedures

Our Audit Committee preapproves all services provided by our independent registered public accounting firm. All of the above services and fees were reviewed and approved by the Board of Directors before the respective services were rendered. Our Board of Directors has considered the nature and amount of fees billed by Kesselman & Kesselman and believes that the provision of services for activities unrelated to the audit is compatible with maintaining their respective independence.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee met (via conference call) and held discussions with management and Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited. The Audit Committee reviewed and discussed the audited financial statements for the fiscal year ended November 30, 2017 with management and has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Committees,” as currently in effect.

The Company’s independent registered public accounting firm also provided to the Audit Committee certain written communications and the letter required by PCAOB Rule 3526, “Communications with Audit Committees Concerning Independence.” The Audit Committee also discussed with the independent registered public accounting firm their independence from the Company.

Based on the Audit Committee’s review and discussions described above, the Audit Committee recommended to the Board that the Company’s audited financial statements for the fiscal year ended November 30, 2017 be included in the Company’s Annual Report on Form 10-K for 2017 filed with the SEC.

SUBMITTED BY THE AUDIT COMMITTEE:

David Sidransky
Guy Yachin
Yaron Adler

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of the Record Date the number of shares of our common stock beneficially owned by (i) each person who is known by us to be the beneficial owner of more than five percent of our common stock; (ii) each director and director nominee; (iii) each of the named executive officers in the Summary Compensation Table; and (iv) all directors and executive officers as a group.

As of the Record Date, the Company had 14,988,948 shares of common stock issued and outstanding. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) and generally includes voting or investment power with respect to securities. Unless otherwise indicated, the stockholders listed in the table have sole voting and investment power with respect to the shares indicated.

Security Ownership of Certain Beneficial Holders

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent(1)
Oded Shvartz 130 Biruintei Blvd. Pantelmon Ilfov, Romania	1,830,658 Direct	10.88%

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent(1)
Image Securities fzc. 2310, 23rd floor, Tiffany Towers, JLT Dubai, UAE	2,564,102 Direct (3)	15.76%

Security Ownership of Management

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent(1)
Vered Caplan c/o Orgenesis Inc. 20271 Goldenrod Lane Germantown, MD 20876	716,714 Direct (4)	4.6%
Neil Reithinger 14201 N. Hayden Road, Suite A-1 Scottsdale, AZ 85260	79,167 Direct (5)	<1%
Prof. Sarah Ferber c/o Orgenesis Inc. 20271 Goldenrod Lane Germantown, MD 20876	231,826 Direct (6)	1.5%
Dr. Denis Bedoret c/o Orgenesis Inc. 20271 Goldenrod Lane Germantown, MD 20876	1,875 (2)	<1%
Guy Yachin c/o Orgenesis Inc. 20271 Goldenrod Lane Germantown, MD 20876	70,518 Direct (7)	<1%
Dr. David Sidransky c/o Orgenesis Inc. 20271 Goldenrod Lane Germantown, MD 20876	52,805 Direct (8)	<1%
Yaron Adler c/o Orgenesis Inc. 20271 Goldenrod Lane Germantown, MD 20876	163,078 Direct (9)	1.07%
Ashish Nanda c/o Orgenesis Inc. 20271 Goldenrod Lane Germantown, MD 20876	- (3)	-
Directors & Executive Officers as a Group (8 persons)	1,315,983 Direct	8.07%

Notes:

(1)

Percentage of ownership is based on 14,988,948 shares of our common stock outstanding as of August 24, 2018, after giving effect to a 12 for 1 reverse stock split effective November 16, 2017. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2)

Consists of options for 1,875 shares of common stock with an exercise price of $8.43 that are fully vested. Does not include options for 13,125 shares of common stock at an exercise price of $8.43 that are exercisable quarterly after September 30, 2018.

(3)

Includes warrants to purchase an additional 1,282,051 shares of common stock that are exercisable over a three year period from the date of issuance at a per share exercise price of $6.24. Mr. Ashish Nanda has voting and dispositive power over these securities.

(4)

Consists of options for 508,380 shares of common stock with an exercise price of $0.0012 that are fully vested, options for 125,000 shares of common stock with an exercise price of $4.80 and options for 83,334 shares of common stock at an exercise price of $7.20. Does not include options for 41,667 shares of common stock with an exercise price of $4.80 that are exercisable quarterly after December 9, 2017, options for 83,333 shares of common stock with an exercise price of $8.36 that are exercisable in equal installments of 41,666 shares on each of the 6th and 12th month anniversaries from date of grant and options for 166,668 shares of common stock with an exercise price of $8.36 that are exercisable in equal installments of 41,666 shares on each of the 6th and 12th month anniversaries from date of grant.

(5)

Consists of options for 16,667 shares of common stock with an exercise price of $6.00 that are fully vested and options for 62,500 shares of common stock with an exercise price of $4.80. Does not include options for 20,833 shares of common stock with an exercise price of $4.80 that are exercisable quarterly after December 9, 2017.

(6)	Consists of options for 231,826 shares of common stock with an exercise price of $0.0012 that are fully vested.

(7)

Consists of options for 39,267 shares of common stock with an exercise price of $10.20 that are fully vested and options for 31,251 shares of common stock with an exercise price of $4.80. Does not include options for 10,417 shares of common stock with an exercise price of $4.80 that are exercisable quarterly after December 9, 2017.

(8)

Consists of options for 20,834 shares of common stock with an exercise price of $9.00 that are fully vested and options for 31,251 shares of common stock with an exercise price of $4.80. Does not include options for 10,417 shares of common stock with an exercise price of $4.80 that are exercisable quarterly after December 9, 2017.

(9)

Consists of options for 58,908 shares of common stock with an exercise price of $9.48 that are fully vested, options for 31,251 shares of common stock with an exercise price of $4.80 and 9,616 warrants for shares of common stock with an exercise price of $6.24. Does not include options for 10,417 shares of common stock with an exercise price of $4.80 that are exercisable quarterly after December 9, 2017.

Securities Authorized for Issuance Under Existing Equity Compensation Plans

The following table summarizes certain information regarding our equity compensation plans as of November 30, 2017:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	83,334	$7.20	1,666,666
Equity compensation plans not approved by security holders (2)	1,921,101	$5.29	494,880
Total	2,004,435	$5.34	2,161,546

(1)	Consists of the 2017 Plan. For a description of this plan see Note 13 to our 2017 Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended November 30, 2017.

(2)	Consists of the Global Plan. For a description of this see Note 13 to our 2017 Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended November 30, 2017.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

Transactions with Related Persons

Except as set out below, since December 1, 2015, there have been no transactions, or currently proposed transactions, in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any of the following persons had or will have a direct or indirect material interest:

•	any director or executive officer of the Company;

•	any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;

•	any promoters and control persons; and

•	any member of the immediate family (including spouse, parents, children, siblings and in laws) of any of the foregoing persons.

On September 15, 2014, the Company received a loan in the principal amount of $100,000 from Mr. Adler Investments (1999) Ltd., an entity of which Mr. Adler, one of the Company’s non-employee directors, is the sole shareholder. The loan, with an original interest rate of 6% per annum, was repayable on or before March 15, 2015. The loan, including accrued interest, was converted to the common stock of the company on June 11, 2018 at a conversion price of $4.80.

In January 2017, the Company entered into definitive agreements with Image Securities fzc. (“Image”) for the private placement of 2,564,115 units of the Company’s securities for aggregate subscription proceeds to the Company of $16 million at $6.24 price per unit. Each unit is comprised of one share of the Company’s common stock and a warrant, exercisable over a three-year period from the date of issuance, to purchase one additional share of common stock at a per share exercise price of $6.24. The subscription proceeds are payable on a periodic basis through August 2018. Each periodic payment of subscription proceeds will be evidenced by the Company’s standard securities subscription agreement. Up through the Record Date, Image remitted to the Company $8 million, in consideration of which, the investor received 1,282,051 shares of the Company’s common stock and three-year warrants to purchase up to an additional 1,282,051 shares of the Company’s common stock at a per share exercise price of $6.24. Pursuant to an agreement entered into between the Company and Image, so long as Image’s ownership of the company is 10% or greater, it is entitled to nominate a director to the Company’s Board of Directors. Mr. Nanda was nominated for a directorship at the 2017 and 2018 Annual Meetings in compliance with our contractual undertakings.

Pursuant to our Audit Committee charter adopted in March 2017, the Audit Committee is responsible for reviewing and approving, prior to our entry into any such transaction, all transactions in which we are a participant and in which any parties related to us have or will have a direct or indirect material interest.

ADDITIONAL INFORMATION

We know of no other matters to be submitted to a vote of shareholders at the Annual General Meeting. If any other matter is properly brought before the Annual General Meeting or any adjournment thereof, it is the intention of the persons named in the enclosed proxy to vote the shares they represent in accordance with their judgment. In order for any shareholder to nominate a candidate at a given annual general meeting, he or she must provide timely written notice to our Corporate Secretary as described below under “Stockholder Proposals.”

Stockholder Proposals

Under the rules of the SEC, stockholder proposals intended to be presented at the Company’s 2019 Annual Meeting of stockholders in accordance with Rule 14a-8 must be made in accordance with the by-laws of the Company and received by the Company, at its principal executive offices, for inclusion in the Company’s proxy statement for that meeting, no later than ♦♦, 2019 (120 days prior to the anniversary of this year’s mailing date). Failure to deliver a proposal in accordance with these procedures may result in it not being deemed timely received.

Submitting a stockholder proposal does not guarantee that we will include it in our proxy statement. Our Nominating and Corporate Governance Committee reviews all stockholder proposals and makes recommendations to the board for actions on such proposals.

In addition, any stockholder intending to nominate a candidate for election to the board or to propose any business at our 2019 Annual Meeting, other than stockholder proposals presented pursuant to Rule 14a-8 under the Exchange Act, must give notice to the Corporate Secretary at our principal executive offices not earlier than the close of business on the 150th day (♦♦, 2019) nor later than the close of business on the 120th day (♦♦, 2019) prior to the first anniversary of the date of the preceding year’s Annual Meeting as first specified in the notice of meeting (without regard to any postponements or adjournments of such meeting after the notice was first given). The notice must include information concerning the nominee or proposal, as the case may be, and information concerning the proposing or nominating stockholder’s ownership of and agreements related to our stock. If the 2019 Annual Meeting is held more than 30 days before or after the first anniversary of the date of the 2018 Annual Meeting, the stockholder must submit notice of any such nomination and of any such proposal that is not made pursuant to Rule 14a-8 by the later of the 90th day prior to the 2019 Annual Meeting or the 10th day following the date on which public announcement of the date of such meeting is first made. We will not entertain any proposals or nominations at the meeting that do not meet the requirements set forth in our Bylaws. If the stockholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, we may exercise discretionary voting under proxies that we solicit to vote in accordance with our best judgment on any stockholder proposal or nomination. To make a submission or request a copy of our Bylaws, stockholders should contact our Corporate Secretary. We strongly encourage stockholders to seek advice from knowledgeable counsel before submitting a proposal or a nomination.

Solicitation of Proxies

The Company will pay the cost of the solicitation of proxies. Solicitation of proxies may be made in person or by mail, telephone, or telecopy by directors, officers, and employees of the Company. The Company does not intend to engage the services of others to solicit proxies in person or by telephone or telecopy. In addition, the Company may also request banking institutions, brokerage firms, custodians, nominees, and fiduciaries to forward solicitation material to the beneficial owners of common stock held of record by such persons, and the Company will reimburse such persons for the costs related to such services.

It is important that your shares be represented at the Annual Meeting. If you are unable to be present in person, you may vote by telephone or via the Internet. If you have received a paper copy of the proxy card by mail you may also sign, date and return the proxy card promptly in the enclosed postage-prepaid envelope.

“Householding” of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and related notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or notice addressed to those stockholders. This process, which is commonly referred to as “house holding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker or us that they or we will be house holding materials to your address, house holding will continue until you are notified otherwise or until you instruct us to the contrary. If, at any time, you no longer wish to participate in house holding and would prefer to receive a separate proxy statement and related notices, or if you are receiving multiple copies of the proxy statement and related notices and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You may notify us by sending a written request to Investor Relations, Orgenesis Inc., 20271 Goldenrod Lane, Germantown MD 208176, or by calling us at (480) 659-6404.

Incorporation by Reference

To the extent that this Proxy Statement is incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, then the section of this Proxy Statement entitled “Report of the Audit Committee” will not be deemed incorporated unless specifically provided otherwise in such filing. The content contained in, or that can be accessed through, our website is not incorporated into this Proxy Statement.

Availability of Annual Report on Form 10-K

We will provide without charge to each person being solicited by this Proxy Statement, on the written request of any such person, a copy of our annual report on Form 10-K (including any amendment on Form 10-K/A) for the year ended November 30, 2017, including the financial statements and financial statement schedules included therein. All such requests should be directed to Investor Relations, Orgenesis Inc., 20271 Goldenrod Lane, Germantown MD 208176, or by calling us at (480) 659-6404.

By Order of the Board

/s/ Vered Caplan
Vered Caplan
Chief Executive Officer